                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                 TXU GAS COMPANY

                                       AND

                           LSG ACQUISITION CORPORATION

                                      DATED

                                  JUNE 17, 2004

                                TABLE OF CONTENTS


                                                                                                     PAGE
ARTICLE I DEFINITIONS..................................................................................1

         SECTION 1.01. DEFINED TERMS...................................................................1

         SECTION 1.02. INTERPRETATION AND RULES OF CONSTRUCTION........................................1

ARTICLE II THE MERGER..................................................................................2

         SECTION 2.01. THE MERGER......................................................................2

         SECTION 2.02. EFFECTIVE TIME..................................................................2

         SECTION 2.03. EFFECT OF THE MERGER............................................................2

         SECTION 2.04. ORGANIZATIONAL DOCUMENTS........................................................2

         SECTION 2.05. OFFICERS AND DIRECTORS..........................................................3

ARTICLE III ALLOCATION OF ASSETS AND LIABILITIES; STATUS AND CONVERSION OF SECURITIES; CONSENTS........3

         SECTION 3.01. TXU GAS MERGER ASSETS AND TXU GAS MERGER LIABILITIES............................3

         SECTION 3.02. TXU GAS EXCLUDED ASSETS AND TXU GAS RETAINED LIABILITIES........................5

         SECTION 3.03. LSG MERGER ASSETS...............................................................6

         SECTION 3.04. LSG EXCLUDED ASSETS AND LSG RETAINED LIABILITIES................................6

         SECTION 3.05. STATUS AND CONVERSION OF SECURITIES.............................................6

         SECTION 3.06. DISSENTERS' RIGHTS; REDEMPTION..................................................6

         SECTION 3.07. CONSENTS TO ASSIGNMENT..........................................................7

ARTICLE IV MERGER CONSIDERATION; CLOSING; ADJUSTMENTS..................................................7

         SECTION 4.01. ACKNOWLEDGEMENT OF CONSIDERATION FOR MERGER.....................................7

         SECTION 4.02. CLOSING.........................................................................7

         SECTION 4.03. CLOSING DELIVERIES BY TXU GAS...................................................8

         SECTION 4.04. CLOSING DELIVERIES BY LSG.......................................................8

         SECTION 4.05. BOOKS AND RECORDS TRANSFER......................................................9

         SECTION 4.06. PRELIMINARY STATEMENT OF WORKING CAPITAL; FINAL STATEMENT OF WORKING CAPITAL;
                       ADJUSTMENT OF LSG MERGER ASSETS................................................10

         SECTION 4.07. ALLOCATION OF AGREED VALUE.....................................................11

ARTICLE V REPRESENTATIONS AND WARRANTIES OF TXU GAS...................................................11

         SECTION 5.01. ORGANIZATION AND CORPORATE POWER...............................................11

         SECTION 5.02. AUTHORIZATION OF AGREEMENT AND TRANSACTION.....................................12

         SECTION 5.03. NO CONTRAVENTION; COMPLIANCE WITH LAW; AUTHORIZATION...........................12

         SECTION 5.04. FINANCIAL STATEMENTS...........................................................12

         SECTION 5.05. PERMITS........................................................................13

         SECTION 5.06. TITLE TO THE ASSETS............................................................14

         SECTION 5.07. CONDITION OF PROPERTY..........................................................14

         SECTION 5.08. MATERIAL CONTRACTS.............................................................14

         SECTION 5.09. ENVIRONMENTAL MATTERS..........................................................14

         SECTION 5.10. LITIGATION.....................................................................15

         SECTION 5.11. GAS REGULATORY MATTERS.........................................................15

         SECTION 5.12. BROKERS' FEES..................................................................16

         SECTION 5.13. FOREIGN INVESTOR IN REAL PROPERTY TAX ACT (FIRPTA).............................16

         SECTION 5.14. NO BANKRUPTCY..................................................................16

         SECTION 5.15. LABOR MATTERS..................................................................16

         SECTION 5.16. CERTAIN TRANSFER REQUIREMENTS..................................................16

         SECTION 5.17. TAX MATTERS....................................................................16

         SECTION 5.18. EMPLOYEE BENEFIT PLANS; ERISA..................................................16

         SECTION 5.19. INSURANCE......................................................................17

         SECTION 5.20. TRANSACTIONS WITH AFFILIATES...................................................17

         SECTION 5.21. EXCLUDED SUBSIDIARIES..........................................................17

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF LSG......................................................17

         SECTION 6.01. ORGANIZATION AND CORPORATE POWER...............................................17

         SECTION 6.02. AUTHORITY AND BINDING OBLIGATIONS..............................................18

         SECTION 6.03. LITIGATION.....................................................................18

         SECTION 6.04. NO CONTRAVENTION COMPLIANCE WITH LAW; AUTHORIZATION............................18

         SECTION 6.05. FINANCIAL CAPACITY; FUTURE PERFORMANCE.........................................18

         SECTION 6.06. FUNDS AVAILABLE................................................................19

ARTICLE VII COVENANTS AND AGREEMENTS..................................................................19

         SECTION 7.01. JOINT COVENANTS AND AGREEMENTS PENDING CLOSING.................................19

         SECTION 7.02. JOINT COVENANTS:  PUBLICITY....................................................21

         SECTION 7.03. JOINT COVENANTS:  CONFIDENTIALITY..............................................21

         SECTION 7.04. REGULATORY FILINGS; HART-SCOTT-RODINO FILING...................................22

         SECTION 7.05. EMPLOYMENT OF EMPLOYEES BY LSG.................................................22

         SECTION 7.06. AFFILIATE AGREEMENTS...........................................................26

         SECTION 7.07. BOOKS AND RECORDS:  ACCESS TO EMPLOYEES........................................26

         SECTION 7.08. FURTHER ASSURANCES; LICENSE....................................................26

         SECTION 7.09. NOTICES OF CERTAIN EVENTS......................................................27

         SECTION 7.10. CASUALTY LOSS OR CONDEMNATION..................................................27

         SECTION 7.11. SIGNS..........................................................................28

         SECTION 7.12. LSG PARENT GUARANTY............................................................28

         SECTION 7.13. TAX MATTERS....................................................................28

         SECTION 7.14. OTHER INFORMATION..............................................................29

ARTICLE VIII CONDITIONS TO THE OBLIGATIONS OF THE PARTIES TO CLOSE....................................30

         SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF LSG...........................................30

         SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF TXU GAS.......................................30

ARTICLE IX INDEMNIFICATION AND ASSUMPTION.............................................................31

         SECTION 9.01. BY TXU GAS.....................................................................31

         SECTION 9.02. ENVIRONMENTAL INDEMNITY........................................................32

         SECTION 9.03. LIMITATIONS....................................................................32

         SECTION 9.04. BY LSG.........................................................................33

         SECTION 9.05. EXPRESS NEGLIGENCE RULE........................................................33

         SECTION 9.06. NOTICE OF CLAIM................................................................33

         SECTION 9.07. THIRD PARTY CLAIMS.............................................................34

         SECTION 9.08. SUBROGATION....................................................................35

         SECTION 9.09. EXCLUSIVE REMEDIES; SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATION OF
                       CERTAIN LIABILITIES............................................................35

ARTICLE X TERMINATION.................................................................................36

         SECTION 10.01. TERMINATION EVENTS............................................................36

         SECTION 10.02. EFFECT OF TERMINATION.........................................................36

ARTICLE XI MISCELLANEOUS..............................................................................37

         SECTION 11.01. ENTIRE AGREEMENT..............................................................37

         SECTION 11.02. NO RELIANCE ON EXTERNAL REPRESENTATIONS.......................................37

         SECTION 11.03. AMENDMENTS....................................................................37

         SECTION 11.04. WAIVERS.......................................................................37

         SECTION 11.05. PARTIES IN INTEREST...........................................................37

         SECTION 11.06. NOTICES.......................................................................37

         SECTION 11.07. COSTS.........................................................................39

         SECTION 11.08. GOVERNING LAW AND JURISDICTION................................................39

         SECTION 11.09. INCORPORATION OF EXHIBITS AND SCHEDULES; AMENDMENT OF SCHEDULES...............39

         SECTION 11.10. COUNTERPARTS..................................................................39

         SECTION 11.11. SEVERABILITY..................................................................39

Appendices:

         Appendix A: Defined Terms

Exhibits:

         Exhibit A: Articles of Merger

         Exhibit B: Transitional Services Agreements

                    Exhibit B-1:     Transitional Services Agreement between TXU
                                     Gas Company and Atmos Energy Corporation

                    Exhibit B-2:     Transitional Services Agreement between
                                     Oncor Utility Solutions (Texas) Company and
                                     Atmos Energy Corporation

                    Exhibit B-3:     Transitional Services Agreement between TXU
                                     Business Services Company and Atmos Energy
                                     Corporation

                    Exhibit B-4:     Transitional Access Agreement

         Exhibit C: Parent Guaranties

                    Exhibit C-1:     LSG Parent Guaranty

                    Exhibit C-2:     TXU Gas Parent Guaranty

Schedules:

         Schedule 1 - Excluded Subsidiaries

         Schedule 2 - Pro Forma Balance Sheet

         Schedule 3.01(a) - Real Property

         Schedule 3.01(b) - Personal Property

         Schedule 3.01(c) - Operating Contracts

         Schedule 3.02 - Excluded Assets

         Schedule 4.07 - Allocation Schedule

         Schedule 5.03 - Defaults Under Notes or Debentures/Encumbrances

         Schedule 5.05 - Permits

         Schedule 5.06 - Title to Assets

         Schedule 5.08 - Material Contracts

         Schedule 5.09 - Environmental Matters

         Schedule 5.09(b) - Environmental Permits

         Schedule 5.10 - Litigation

         Schedule 5.16 - Certain Transfer Requirements

         Schedule 5.17 - Tax Matters

         Schedule 5.18 - Employee Benefit Plans; ERISA

         Schedule 5.19 - Insurance

         Schedule 5.20 - Transactions with Affiliates, Officers, Directors, etc.

         Schedule 6.04(b) - Required Filings

         Schedule 7.01(g) - Capital Expenditures Budget

         Schedule 7.05(a) - Form of Agreement and Release

         Schedule 7.05(g) - Severance Benefits

         Schedule 7.06 - Affiliate Agreements

         Schedule 7.11 - TXU Proprietary Colors

         Schedule 8.01(d) - Debt and Other Obligations

         Schedule 8.01(f) - Transfer Requirements

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger dated as of June 17, 2004 ("Agreement"), is by and between TXU Gas Company, a Texas corporation ("TXU Gas"), and LSG Acquisition Corporation, a Texas corporation ("LSG"). TXU Gas and LSG are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS:

         WHEREAS, upon the terms and conditions of this Agreement and in accordance with the applicable provisions of Texas Law, TXU Gas and LSG will merge (the "Merger"), with both TXU Gas and LSG being surviving entities of the Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, TXU Gas and LSG hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Defined Terms. In addition to the terms defined in the introductory paragraph and the Recitals, this Agreement uses certain other defined terms and expressions. The definitions of capitalized terms are set forth in the text of this Agreement or in Appendix A.

         SECTION 1.02. Interpretation and Rules of Construction.

                  (a) References. The words "hereby," "herein," "hereof," "hereto," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular article, section, or provision of this Agreement. References in this Agreement to articles, sections, exhibits, or schedules are to such articles, sections, exhibits, or schedules of this Agreement, unless otherwise specified.

                  (b) Articles, Sections and Table of Contents. This Agreement is divided into articles and sections, and includes section and article headings and a table of contents. These divisions and headings and tables are for convenience only, and the Parties' rights and obligations will be determined from this Agreement as a whole, unless otherwise specified, and without regard to the divisions and headings and table of contents.

                  (c) Number and Gender. Whenever the context requires, reference to a single number will include the plural, and the plural will include the singular. Words denoting gender will include the masculine, feminine, and neuter, when appropriate; and specific enumeration will not exclude the general, but will be construed as cumulative. Definitions of terms defined in the singular or plural are equally applicable to the plural or singular, as applicable, unless otherwise specified.

                  (d) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring either Party by virtue of the authorship of any part of this Agreement. Time is of the essence with respect to all dates and time periods specified in this Agreement.

                                   ARTICLE II
                                   THE MERGER

         SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of Texas Law, at the Effective Time, TXU Gas and LSG will merge. As a result of the Merger, each of TXU Gas and LSG shall continue as the surviving corporations of the Merger. Following the Effective Time, TXU Gas and LSG may each individually be referred to herein by its name prior to the Effective Time or as a "Surviving Company" and collectively as the "Surviving Companies."

         SECTION 2.02. Effective Time. Subject to the provisions of this Agreement, prior to the Closing Date, in order to consummate the Merger, the Parties hereto shall file articles of merger or other appropriate documents (collectively, the "Articles of Merger") with the Secretary of State of the State of Texas, in form and substance as required by, and executed in accordance with the relevant provisions of, Texas Law, which Articles of Merger shall specify that the Merger shall be effective at the Effective Time.

         SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided by this Agreement and the applicable provisions of Texas Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, (i) all of the real estate and other property of TXU Gas and LSG shall be allocated between and vest in the Surviving Companies as set forth in Article III, and (ii) all of the liabilities and obligations of TXU Gas and LSG shall be allocated between the Surviving Companies as set forth in Article III.

         SECTION 2.04. Organizational Documents.

                  (a) At the Effective Time, the articles of incorporation of TXU Gas, as in effect immediately prior to the Effective Time, shall continue, in the same such form, to be the articles of incorporation of such Surviving Company, until thereafter amended in accordance with Texas Law and such articles of incorporation. At the Effective Time, the articles of incorporation of LSG, as in effect immediately prior to the Effective Time, shall continue in the same such form, to be the articles of incorporation of such Surviving Company, until thereafter amended in accordance with Texas Law and such articles of incorporation.

                  (b) At the Effective Time, the bylaws of TXU Gas, as in effect immediately prior to the Effective Time, shall continue in the same such form, to be the bylaws of such Surviving Company, until thereafter amended in accordance with Texas Law. At the Effective Time, the bylaws of LSG, as in effect immediately prior to the Effective Time, shall continue in the same such form, to be the bylaws of such Surviving Company, until thereafter amended in accordance with Texas Law.

         SECTION 2.05. Officers and Directors. The officers and directors of TXU Gas immediately prior to the Effective Time shall continue as the officers and directors of such Surviving Company, each to hold office in accordance with the articles of incorporation and bylaws of such Surviving Company. The officers and directors of LSG immediately prior to the Effective Time shall continue as the officers and directors of such Surviving Company, each to hold office in accordance with the articles of incorporation and bylaws of such Surviving Company.

                                  ARTICLE III
                      ALLOCATION OF ASSETS AND LIABILITIES;
                  STATUS AND CONVERSION OF SECURITIES; CONSENTS

         SECTION 3.01. TXU Gas Merger Assets and TXU Gas Merger Liabilities. Subject to the provisions set forth in Section 3.02, at the Effective Time, all of the real estate and other property of TXU Gas set forth below in this Section
3.01 (the "TXU Gas Merger Assets") shall be allocated to, be possessed by, and vest in, LSG, and all of the TXU Gas Merger Liabilities shall be allocated to, be assumed by, and become the liabilities and obligations of, LSG, all without further act or deed. The following items shall constitute the TXU Gas Merger
Assets:

                  (a) All right, title and interest of TXU Gas in all real property (and interests therein and appurtenances thereto), rights-of-way, leases, easements, licenses or other rights to use or have access, servitudes, pipeline systems and assets, distribution systems and assets, and gas storage assets, whether or not of record, including (without limitation) those more particularly described in Schedule 3.01(a) and all buildings, structures, fixtures and other improvements thereon (all of the property described in this clause (a) other than the TXU Gas Excluded Assets is the "Real Property");

                  (b) All right, title and interest of TXU Gas in all equipment (including, without limitation, compressors, pumps, motors, dehydrators, treaters, vessels, machinery, vehicles, trailers, towers, fences, power and communications lines, tools, lubricants, materials, supplies and spare-parts and computer hardware, and the lessee's interest in any equipment leased by TXU
Gas), pipelines, pipes, meters, fixtures and improvements and other items of tangible personal property currently located on or primarily used or held for use in connection with the ownership or operation of the Real Property, including (without limitation) those described in Schedule 3.01(b) (all personal property described in this clause (b) other than the TXU Gas Excluded Assets is the "Personal Property");

                  (c) All right, title and interest of TXU Gas in and to any and all of the contracts and agreements entered or held in connection with TXU Gas' ownership or operation of the Real Property or the Personal Property or the conduct of the Business: including (without limitation) all municipal franchise agreements, gas purchase agreements, plant construction and operating agreements, gas sales contracts, gas gathering agreements, gas transportation contracts, gas processing agreements, natural gas liquids sales, transportation and fractionation agreements, and equipment lease agreements, and all other related contracts and agreements and rights to receive imbalances, including (without limitation) those described in Schedule 3.01(c) (all of the contracts and agreements described in this clause (c) other than the TXU Gas Excluded Assets are the "Operating Contracts");

                  (d) All natural gas and other hydrocarbons owned by TXU Gas, located on, in storage for or in transit to the Real Property or the Personal Property or as to which TXU Gas has any right (including without limitation rights to imbalance gas or over-deliveries of gas); all trade receivables and, except for items identified as Excluded Current Assets, all other items of the type listed as "Current assets" in the Pro Forma Balance Sheet owned by TXU Gas;

                  (e) All franchises, licenses, permits, consents, approvals and authorizations of all Governmental Authorities owned or otherwise held by TXU Gas for the ownership or operation of the Real Property or the Personal Property or the conduct of the Business, including (without limitation) those described in Schedule 5.05;

                  (f) All right, title and interest of TXU Gas in and to any computer software and licenses related thereto and all trade secrets, inventions, patents, trademarks and tradenames (including the name and mark "Lone Star Gas" and all variations of such name and all related marks), trade dress, service marks, copyrights, creative works and other rights of authorship, and other industrial or intellectual property rights (and all registrations, filings and applications therefor and all rights appurtenant thereto) that are presently or previously used in the ownership or operation of the Real Property or the Personal Property or the conduct of the Business, but excluding, however, the TXU Gas Excluded Assets, the TXU Gas' CAAPS software and the financial and warehouse inventory software used by TXU Gas ("Intellectual Property");

                  (g) All suspense funds held by TXU Gas arising from the Operating Contracts, except funds (if any) held by TXU Gas that are the subject of the litigation disclosed in Schedule 5.10 and TXU Gas Retained Liabilities ("Transferred Suspense Funds");

                  (h) All existing customer, supplier, counterparty, employee, financial, engineering, operating, accounting, tax, contract, environmental, safety, maintenance, legal (other than those that pertain to liabilities or litigation retained by TXU Gas hereunder), marketing, and other data, files, computer tapes and discs, documents, instruments, notes, papers, books and records of TXU Gas in TXU Gas' possession that relate materially to the ownership or operation of the Real Property or the Personal Property or the conduct of the Business, including (without limitation) deeds, property records, title policies, drawings, records, maps, charts, surveys, prints, franchises, permits, certificates, filings with Governmental Authorities, reports, process safety management records, and records regarding construction, maintenance and testing, together with copies of books of account, budgets, and financial records (collectively, except for the TXU Gas Excluded Assets, the "Books and Records");

                  (i) To the extent that they relate to the TXU Gas Merger Assets or the TXU Gas Merger Liabilities, all of TXU Gas' causes of action, judgments, claims and demands of whatever nature against third parties (including, without limitation, unexpired manufacturer's equipment or construction warranties) and attributable to any period before or after the Effective Time.

                  (j) To the extent that they relate to the TXU Gas Merger Assets, the Business or the TXU Gas Merger Liabilities, the benefit of, any claims under, or any rights of TXU Gas under any insurance policies in effect before the Closing Date; and

                  (k) All other assets, property rights and interests of every type and description, real, personal or mixed, tangible or intangible, above ground or below ground, and whether or not contingent, of TXU Gas necessary for or relating exclusively or primarily to the Business, except for the TXU Gas Excluded Assets.

         SECTION 3.02. TXU Gas Excluded Assets and TXU Gas Retained Liabilities. All of the real estate and other property of TXU Gas identified below in this
Section 3.02 (the "TXU Gas Excluded Assets") shall continue to be possessed by and vested in TXU Gas, and all the TXU Gas Retained Liabilities shall continue to be liabilities and obligations of TXU Gas all without further act or deed and shall be paid, performed and discharged solely by TXU Gas. The TXU Gas Excluded Assets shall include the following items:

                  (a) The name "TXU Gas Company," or any variations thereof;

                  (b) All Excluded Current Assets other than the Transferred Suspense Funds;

                  (c) Any Tax refunds and offsets attributable to any period before the Effective Time;

                  (d) Any intercompany account accrued before the Effective Time that reflects any amount due and owing to TXU Gas by any of TXU Gas' Affiliates;

                  (e) Except to the extent that they relate to the TXU Gas Merger Assets, the Business or TXU Gas Merger Liabilities, all of TXU Gas' causes of action, judgments, Claims and demands of whatever nature against third parties and attributable to the period prior to the Effective Time; including those applicable to any period or periods extending both before and after the Effective Time;

                  (f) The assets described in Schedule 3.02;

                  (g) Except as provided in Section 3.01(j), all insurance policies and benefits thereunder of TXU Gas, including those policies and benefits relating to the TXU Gas Excluded Assets or the TXU Gas Retained Liabilities;

                  (h) All of TXU Gas' Tax Returns, books of account, budgets and financial records, and copies of credit files, employee and payroll records, and customer lists;

                  (i) the Excluded Subsidiaries;

                  (j) Provided that such use does not interfere with LSG's business, and subject to LSG's written consent which may not be unreasonably withheld (but which may be conditioned upon the provision of insurance coverage and other customary terms of use), a non-exclusive, perpetual, paid-up, limited license to use any right-of-way or easement, whether or not currently in writing or recorded, upon which TXU Gas Excluded Assets are located or upon which pipelines, electric lines, or other facilities of TXU Gas' Affiliates are located, for the continued use, operation, installation and replacement of pipelines or any facilities of TXU Gas Affiliates currently located on such properties; and

                  (k) All other assets, property and rights of TXU Gas not identified herein as a TXU Gas Merger Asset.

         SECTION 3.03. LSG Merger Assets. Subject to the provisions set forth in
Section 4.06 and Section 4.07, at Closing, the total amount of cash of LSG equal to the LSG Merger Assets shall be allocated to, be possessed by, and vest in TXU Gas.

         SECTION 3.04. LSG Excluded Assets and LSG Retained Liabilities. All of the real estate and other property of LSG that is not designated as LSG Merger Assets (the "LSG Excluded Assets") shall continue to be possessed by and vested in LSG, and all of the liabilities and obligations of LSG, whether arising or accruing prior to or after the Effective Time (the "LSG Retained Liabilities"), shall continue to be liabilities and obligations of LSG, all without further act or deed. No liabilities or obligations of LSG shall be allocated to or assumed by TXU Gas in the Merger. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE MERGER SHALL HAVE NO EFFECT ON ANY OF THE REAL ESTATE, OTHER PROPERTY, LIABILITIES OR OBLIGATIONS OF LSG NOT SPECIFICALLY DESIGNATED AS LSG MERGER ASSETS.

         SECTION 3.05. Status and Conversion of Securities. By virtue of the Merger and without further act or deed on the part of any of the Parties:

                  (a) TXU Gas. At the Effective Time, each share of the capital stock of TXU Gas issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) LSG. At the Effective Time, each share of the capital stock of LSG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         SECTION 3.06. Dissenters' Rights; Redemption. (a) Each of TXU Gas and LSG, as the Surviving Companies of the Merger, agree to be liable for the payment of the fair value of any shares held by their respective shareholders who comply with Article 5.12 of the Texas Law relating to the rights of a dissenting shareholder.

                  (b) On the Closing Date, TXU Gas shall call for redemption all of its Adjustable Rate Cumulative Preferred Stock, Series F, and shall thereafter retain sufficient cash to pay the full redemption price thereof in accordance with the terms of such shares.

         SECTION 3.07. Consents to Assignment. This Agreement does not constitute an agreement to assign a particular asset, right-of-way, easement, contract, agreement, Permit or Environmental Permit constituting TXU Gas Merger Assets or any claim or right or any benefit arising thereunder or resulting therefrom, except as represented and warranted herein. To the extent that the Closing of the Merger would cause TXU Gas to be in violation of a licensing or other law or of any prohibition on assignment of that particular TXU Gas Merger Asset (herein called a "Transfer Requirement"), which is represented and warranted herein to be required or as to which no such representation or warranty is required herein, TXU Gas and LSG will use Reasonable Efforts to obtain before Closing all consents, waivers, authorizations and approvals that may be asserted by any Person to be required to permit the Closing of the Merger or the allocation of the TXU Gas Merger Assets, or any claim or right or benefit arising thereunder or resulting therefrom, without violating such Transfer Requirement. Nevertheless, if despite such Reasonable Efforts, TXU Gas is unable to satisfy such Transfer Requirement asserted by any Person to be applicable to the Closing of the Merger or necessary for the allocation of any such TXU Gas Merger Asset, or any claim or right or benefit arising thereunder or resulting therefrom by Closing then: (a) from and after the Closing, TXU Gas will deliver to LSG the revenues and other benefits from, and pay the costs and expenses required to be paid with respect to, such TXU Gas Merger Asset, (b) LSG will reimburse TXU Gas for or discharge TXU Gas' obligations to the extent they are TXU Gas Merger Liabilities with respect to such TXU Gas Merger Asset, (c) upon LSG's written request, TXU Gas will enforce for the benefit of LSG at LSG's sole cost and expense, any and all rights of TXU Gas against a third party with respect to such TXU Gas Merger Asset, and (d) LSG will indemnify and hold TXU Gas harmless with respect to any TXU Gas Merger Liabilities arising with respect to such TXU Gas Merger Asset, except to the extent resulting from TXU Gas' gross negligence, willful misconduct or breach of this Agreement. Nothing in this
Section 3.07 is intended to satisfy any closing condition in Section 8.01.

                                   ARTICLE IV
                   MERGER CONSIDERATION; CLOSING; ADJUSTMENTS

         SECTION 4.01. Acknowledgement of Consideration for Merger. Each Party acknowledges and agrees that the manner and basis of allocating and vesting the real estate, other property, liabilities and obligations of TXU Gas and LSG, as set forth in Article III, are sufficient and adequate consideration for each such Party with respect to the Merger.

         SECTION 4.02. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m. at the offices of Hunton & Williams LLP, 1601 Bryan Street, 30th Floor, Dallas, Texas 75201 on the first (1st) business day of the first month that is at least five (5) business days after all of the conditions to the Closing set forth in Sections 8.01 and
8.02 (other than the conditions to be satisfied on such day) have been satisfied. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." The effective time of the Closing and the Merger will be at 9:00 a.m. on the Closing Date (the "Effective Time").

         SECTION 4.03. Closing Deliveries by TXU Gas. At the Closing, TXU Gas shall deliver or cause to be delivered to LSG:

                  (a) a true and complete copy, certified by the secretary or an assistant secretary of TXU Gas, of the resolutions duly and validly adopted by the Board of Directors of TXU Gas evidencing the authorization of the execution and delivery of this Agreement and the ancillary agreements to which it is a party and the consummation of the transactions contemplated thereby;

                  (b) a true and complete copy, certified by the secretary or an assistant secretary of TXU Corp. of the resolutions duly and validly adopted by TXU Corp., as TXU Gas' sole common shareholder, evidencing its consent to TXU Gas' execution and delivery of this Agreement and the ancillary agreements to which it is a party and the consummation of the transactions contemplated thereby;

                  (c) a certificate of the secretary or an assistant secretary of TXU Gas certifying the names and signatures of the officers of TXU Gas authorized to sign this Agreement and the ancillary agreements and the other documents to be delivered hereunder or thereunder;

                  (d) the various certificates, instruments and documents referred to in Section 8.01;

                  (e) original counterparts of the Transitional Services Agreements substantially in the forms attached as Exhibits B-1, B-2, B-3 and B-4, signed by TXU Gas or TXU Gas' Affiliates;

                  (f) a FIRPTA Affidavit;

                  (g) a TXU Gas Parent Guaranty substantially in the form attached hereto as Exhibit C-2 together with certified authorizing resolutions; and

                  (h) any other duly signed and acknowledged (if appropriate) agreements and instruments provided for in this Agreement or mutually agreeable to the Parties to effectuate the transactions contemplated hereby.

         SECTION 4.04. Closing Deliveries by LSG. At the Closing, LSG shall deliver or cause to be delivered to TXU Gas:

                  (a) the LSG Merger Assets, as adjusted as of the time of Closing pursuant to Section 4.06 (and as determined pursuant to Section 4.06(b), the "Closing LSG Merger Assets"), by wire transfer in immediately available funds to the bank account specified by TXU Gas in writing at least one (1) business day before Closing;

                  (b) a true and complete copy, certified by the secretary or an assistant secretary of LSG, of the resolutions duly and validly adopted by the Board of Directors of LSG evidencing the authorization of the execution and delivery of this Agreement and the ancillary agreements to which it is a party and the consummation of the transactions contemplated thereby;

                  (c) a true and complete copy, certified by the secretary or an assistant secretary of LSG Parent of the resolutions duly and validly adopted by LSG Parent, as LSG's sole common shareholder, evidencing its consent to LSG's execution and delivery of this Agreement and the ancillary agreements to which it is a party and the consummation of the transactions contemplated thereby;

                  (d) a certificate of the secretary or an assistant secretary of LSG certifying the names and signatures of the officers of LSG authorized to sign this Agreement and the ancillary agreements and the other documents to be delivered hereunder or thereunder;

                  (e) the various certificates, instruments and documents referred to in Section 8.02;

                  (f) original counterparts of the Transitional Services Agreements in the form attached as Exhibits B-1, B-2, B-3 and B-4, signed by LSG or LSG Parent;

                  (g) any other duly executed and acknowledged (if appropriate) agreements or instruments provided for in this Agreement or mutually agreeable to the Parties to effectuate the transactions contemplated hereby.

         SECTION 4.05. Books and Records Transfer. TXU Gas shall deliver all Books and Records in its possession with respect to the TXU Gas Merger Assets or the Business to LSG as soon as practicable after Closing. Notwithstanding the foregoing, TXU Gas shall deliver all books of account, accounting records and operating records not later than 30 days after Closing, subject to the following provisions:

                  (a) TXU Gas may retain copies of all Books and Records that are delivered to LSG;

                  (b) TXU Gas may retain (with LSG to have access thereto and the right to make copies thereof) all consolidating and consolidated financial information and all other accounting Books and Records prepared or used in connection with: (1) the preparation of financial statements of TXU Gas and/or its Affiliates and (2) the preparation and filing of any Tax Returns; and

                  (c) TXU Gas is not obligated to deliver files, records or documents that (i) relate to matters or issues for which TXU Gas has retained sole responsibility, except for copies of personnel, benefit and payroll files relating to Transitioned Employees employed by LSG (that have consented to TXU Gas' delivery of such files) (copies of which TXU Gas may retain) or (ii) are protected by legal privilege claimed by TXU Gas' Affiliates as to matters unrelated to TXU Gas, provided that to the extent that such files, records or documents also contain information that is not privileged to TXU Gas' Affiliate, TXU Gas shall redact such information protected by legal privilege to the extent possible, and deliver such information in redacted form.

         SECTION 4.06. Preliminary Statement of Working Capital; Final Statement of Working Capital; Adjustment of LSG Merger Assets.

                  (a) At Closing, the LSG Merger Assets shall be: (i) decreased by the amount (if any) by which the Pro Forma Balance Sheet Working Capital exceeds the Preliminary Working Capital; or (ii) increased by the amount (if any) by which the Preliminary Working Capital exceeds the Pro Forma Balance Sheet Working Capital; and (iii) increased by the amount of the capital expenditures paid by TXU Gas under Section 7.01(g) in excess of the Capital Expenditures Budget.

                  (b) At least five (5) business days prior to the Closing Date, TXU Gas shall prepare in good faith and deliver to LSG, a statement (the "Preliminary Statement of Working Capital") estimating the Preliminary Working Capital of TXU Gas as of the Closing Date (together with supporting documentation used by TXU Gas in calculating such amounts), which shall be prepared (i) in accordance with GAAP applied on a basis consistent with the past practice of the Company, and (ii) in a manner consistent with the Pro Forma Balance Sheet. The Parties shall use Reasonable Efforts to agree upon and, to the extent (if any) required by the Parties' agreement, revise the amounts shown on the Preliminary Statement of Working Capital not later than one (1) business day before the Closing. Any such agreement shall be without prejudice to the rights of the Parties under the other provisions of this Section 4.06. In the event the Parties are unable to agree upon the Preliminary Statement of Working Capital, they shall nonetheless be required to close based upon the Preliminary Statement of Working Capital, and any objections thereto shall be resolved in accordance with Section 4.06(c).

                  (c) Within sixty (60) days after the Closing Date, TXU Gas shall prepare and deliver to LSG a draft ("Final Statement of Working Capital") setting forth the Final Working Capital (together with supporting documentation used by TXU Gas in calculating such amounts), which shall be prepared (i) in accordance with GAAP applied on a basis consistent with the past practice of the Company, and (ii) in a manner consistent with the Pro Forma Balance Sheet. If LSG has no objections to the draft Final Statement of Working Capital, such draft shall constitute the Final Statement of Working Capital. If LSG has any objections to the draft Final Statement of Working Capital, it shall deliver a detailed statement describing its objections (the "Statement of Objections") to TXU Gas within fifteen (15) days after receiving the draft Final Statement of Working Capital. TXU Gas and LSG will use Reasonable Efforts to resolve any such objections. If a final resolution is not obtained within thirty (30) days after TXU Gas has received the Statement of Objections, TXU Gas and LSG will promptly thereafter cause PricewaterhouseCoopers (the "Accounting Referee"), promptly to review this Agreement, the Statement of Objections and the disputed items or amounts for the purpose of calculating Final Working Capital. The Accounting Referee shall deliver to TXU Gas and LSG, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon TXU Gas and LSG. The cost of such review and report by the Accounting Referee shall be borne equally by TXU Gas and LSG.

                  (d) In the event that it is finally resolved pursuant to
Section 4.06(c) (whether by agreement of TXU Gas and LSG, or as determined by the Accounting Referee) that the amount of the Final Working Capital is less than the amount set forth in the Preliminary Statement of Working Capital, as revised prior to the Closing, then TXU Gas shall pay to LSG an amount equal to the difference between the Preliminary Working Capital and the Final Working Capital. In the event that it is finally resolved pursuant to Section 4.06(c) (whether by agreement of TXU Gas and LSG, or as determined by the Accounting Referee) that the amount of the Final Working Capital is more than the amount set forth in the Preliminary Statement of Working Capital, as revised prior to the Closing, then LSG shall pay to TXU Gas an amount equal to the difference between the Preliminary Working Capital and the Final Working Capital. Any payment required to be made by TXU Gas or LSG hereunder shall be made within five (5) days of final resolution of the amount owed (whether by agreement of TXU Gas and LSG, or as determined by the Accounting Referee) by wire transfer of immediately available funds to an account designated in writing by the Party owed such amount, together with interest at the Agreed Rate.

         SECTION 4.07. Allocation of Agreed Value. The Parties agree to report the federal, state and other tax consequences of the transaction contemplated by this Agreement in a manner consistent with the allocation set forth on Schedule
4.07 (the "Allocation Schedule") to be prepared in accordance with the Internal Revenue Code of 1986, as amended and applicable regulations. LSG and TXU Gas will promptly inform one another of any challenge by any Tax Authority to any allocation made pursuant to this section and agree to consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge. LSG and TXU Gas agree to promptly provide the other party with any additional information and reasonable assistance required to complete Form 8594 or compute Taxes arising in connection with (or otherwise affected by) the transactions contemplated by this Agreement.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF TXU GAS

         Except as set forth in the schedules attached to this Agreement, TXU Gas represents and warrants to LSG that the statements contained in this Article V are true and correct as of the date of this Agreement and that such statements, as of the Closing Date (as though made on the Closing Date), to the extent not qualified by materiality, will be true and correct in all material respects, and, to the extent qualified by materiality, will be true and correct. Disclosure of an item in any Schedule is disclosure of such item for any other purpose under this Agreement if such other purpose is reasonably apparent from the disclosure. The Schedules may be updated and revised as of the Closing Date in accordance with Section 11.09.

         SECTION 5.01. Organization and Corporate Power. TXU Gas is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. TXU Gas is duly qualified to do business and is in good standing in Texas, the only jurisdiction in which qualification to do business is required. TXU Gas has full power and authority to carry on its business and to execute and deliver and carry out the transactions contemplated by this

Agreement. TXU Parent owns beneficially and of record all of the issued and outstanding common stock in TXU Gas. TXU Gas does not own any equity interest in any Person other than the Excluded Subsidiaries and subsidiaries of the Excluded Subsidiaries.

         SECTION 5.02. Authorization of Agreement and Transaction. The execution, delivery and performance of this Agreement by TXU Gas has been duly authorized by all necessary corporate action on the part of TXU Gas, and this Agreement constitutes a valid and binding obligation of TXU Gas, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding at law or in equity).

         SECTION 5.03. No Contravention; Compliance With Law; Authorization. (a) Neither the execution and delivery of this Agreement by TXU Gas, nor the consummation of the transactions contemplated hereby by TXU Gas will (assuming compliance with all Transfer Requirements): (i) violate or breach the terms of, cause a default under, conflict with, result in acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under: (A) the charter or bylaws of TXU Gas, or (B) any Material Contract; (ii) except as provided in Schedule 5.03, create a default under the terms of any note or debenture of TXU Gas or result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) on any of the TXU Gas Merger Assets; (iii) result in the violation of any law or order of any Governmental Authority having jurisdiction over TXU Gas or TXU Gas Parent; except, in the case of clauses (i)(B) through (iii), where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, Claim, encumbrance, forfeiture, suspension, revocation or lien is not reasonably likely to have a Material Adverse Effect, or materially impair the ability of TXU Gas to consummate the transactions contemplated by this Agreement.

                  (b) Except any Transfer Requirement identified on Schedule
5.16 and the required filings under the HSR Act, TXU Gas is not required to make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to take such action would not be material to the ownership or operation of the TXU Gas Merger Assets taken as a whole or the conduct of the Business, or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement.

         SECTION 5.04. Financial Statements. (a) TXU Gas has delivered to LSG TXU Gas' Forms 10-K containing its audited financial statements for its Fiscal Years Ended December 31, 2001, 2002 and 2003, and its Form 10-Q containing its unaudited financial statements for its first quarter ended March 31, 2004, as filed with the SEC. The audited and unaudited financial statements are referred to as the "Financial Statements". The Forms 10-K and 10-Q containing the Financial Statements are referred to as the "SEC Reports." Except as may otherwise be included in the notes thereto, the Financial Statements are true, correct and complete in all material respects and have been prepared in accordance with GAAP. The Financial Statements present fairly, in all material respects, the financial condition, the results of operations and cash flows for TXU Gas as of and for the periods ended on their respective dates. TXU Gas is in compliance, in all material respects, with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the maintenance of an adequate system of internal controls. Deloitte & Touche LLP, which reported on the audited Financial Statements, are independent public accountants with respect to TXU Gas and its Affiliates as required by the Exchange Act and, to TXU Gas' Knowledge, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002.

                  (b) There is no liability or obligation (whether known or unknown and whether absolute, accrued, contingent or otherwise) of TXU Gas that has a Material Adverse Effect and that is not within one or more of the following: (i) TXU Gas Retained Liabilities, (ii) liabilities and obligations reflected in the Pro Forma Balance Sheet, (iii) liabilities and obligations arising since March 31, 2004, in the Ordinary Course of Business; (iv) liabilities and obligations relating to or arising from matters disclosed in the Schedules hereto; or (v) disclosed in any SEC Reports.

                  (c) Except for actions taken in connection with this Agreement (which have not been materially adverse to TXU Gas), since March 31, 2004, (i) TXU Gas has conducted the Business only in the Ordinary Course of Business in all material respects; and (ii) no Casualty has occurred, other than Casualties of which TXU Gas has provided notice under Section 7.10; and (iii) no Material Adverse Effect has occurred that is continuing.

                  (d) The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.05. Permits. TXU Gas owns or holds the franchises, licenses, permits, consents, certificates, approvals and authorizations of Governmental Authorities identified in Schedule 5.05 ("Permits"). The Permits, together with the Environmental Permits, are the only such items that are necessary for TXU Gas to own, lease and operate the Real Property and the Personal Property and to conduct the Business as now conducted, other than such failures that have not had a Material Adverse Effect. Each Permit is in full force and effect, and TXU Gas is in compliance with all of its obligations with respect thereto, except where the failure to be in full force and effect or to be in compliance does not have a Material Adverse Effect. To the Knowledge of TXU Gas, no event has occurred that causes, or upon the giving of notice or the lapse of time or otherwise would cause, the adverse modification, revocation or termination of any Permit, except such as in the aggregate would not have a Material Adverse Effect. All Permits shall be, subject to the Permitted Encumbrances: (i) owned or held as of the Closing by TXU Gas, and (ii) allocated by TXU Gas to LSG, assuming receipt of the consents, approvals, authorizations, and waivers identified on Schedule 5.16 applicable to such Permits.

         SECTION 5.06. Title to the Assets. Except as set forth in Schedule 5.06 and except for Permitted Encumbrances: (i) TXU Gas has, and at Closing LSG will obtain indefeasible title to the Real Property; and (ii) the Real Property and the Personal Property are free and clear of all Encumbrances arising by, through and under TXU Gas. Except for assets and properties disposed of in the Ordinary Course of Business, TXU Gas Excluded Assets and assets and properties used in the provision of the services under the Transitional Services Agreements, the TXU Gas Merger Assets include all of the assets and properties used by TXU Gas to conduct the Business as conducted by TXU Gas as of the date hereof.

         SECTION 5.07. Condition of Property. The TXU Gas Merger Assets are being delivered by TXU Gas and, at Closing, will be accepted by LSG AS IS, WHERE IS, WITH ALL FAULTS, WITHOUT ANY EXPRESS OR IMPLIED COVENANT, WARRANTY AS TO TITLE, MERCHANTABILITY, PERFORMANCE, FITNESS (BOTH GENERALLY AND FOR ANY PARTICULAR PURPOSE) OR OTHERWISE (WHICH WARRANTIES TXU GAS HEREBY EXPRESSLY DISCLAIMS), OR RECOURSE, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO.

         SECTION 5.08. Material Contracts. "Material Contracts" means those Operating Contracts that: (i) other than gas purchase or gas sales contracts, provide for receipt or payment of $300,000 or more per month; or (ii) other than gas purchase or sale contracts, provide for total payments during their remaining terms of more than $1,000,000, and that may not be terminated without payment or penalty with notice of 90 days or less; or (iii) provide for the lease of real or personal property having a fair market value of more than $1,000,000; or (iv) gas purchase or sale contracts that are not terminable within 12 months and that provide for the receipt or payment of more than $5,000,000 per year. Except as set forth in Schedule 5.08, each Material Contract is in full force and effect, except for such matters in respect of all Material Contracts that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect. TXU Gas has in all respects performed all obligations required to be performed by it under the Material Contracts, and is not in default under any obligation of any Material Contracts, except where the failure to perform or default is not reasonably likely to have a Material Adverse Effect. To the Knowledge of TXU Gas, no other party to any Material Contract is in default thereunder. TXU Gas has not assigned to any other Person any of its rights under any Material Contract. As of the last day of May 2004,
Schedule 5.08 identifies all of the gas imbalances in excess of 60,000 MMBtu owed by or to TXU Gas and arising from the Business.

         SECTION 5.09. Environmental Matters. Except as listed or described in
Schedule 5.09:

                  (a) to TXU Gas' Knowledge, the TXU Gas Merger Assets, TXU Gas' operation and ownership of the TXU Gas Merger Assets and the conduct of the Business are: (i) not in violation of any Environmental Laws, and (ii) not subject to any Claims pursuant to Environmental Laws, remedial obligations or other Environmental

Liabilities and Costs under any Environmental Laws, other than such violations, Claims, obligations or other Environmental Liabilities and Costs that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

                  (b) TXU Gas possesses the environmental permits and authorizations required by Environmental Laws for the operation and ownership of the TXU Gas Merger Assets and the conduct of the Business (the "Environmental Permits"), and is not in violation of the terms and conditions of such Environmental Permits, other than such violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; the Environmental Permits are listed in Schedule 5.09(b); and

                  (c) TXU Gas: (i) is not subject to any consent decree, compliance order or administrative order issued pursuant to Environmental Laws or any written request for information, notice of violation, demand letter, administrative inquiry, or, to its Knowledge, any complaint or claim from any Governmental Authority pursuant to Environmental Laws; and (ii) other than TXU Gas Retained Liabilities, TXU Gas is not subject to any indemnity or other agreement with any third party related to liability under any Environmental Law relating to the TXU Gas Merger Assets, except customary environmental indemnity arrangements contained in Material Contracts; and (iii) has not received written notice under the citizen suit provision of any Environmental Law; other than such of the foregoing that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  (d) To TXU Gas' Knowledge, there are no circumstances or conditions involving its current or former assets or operations that could reasonably be expected to result in any Claims pursuant to Environmental Laws, remedial obligations, other Environmental Liabilities and Costs under any Environmental Laws or restrictions on the ownership, operation, use or transfer of any of the TXU Gas Merger Assets pursuant to any Environmental Law except such as would be reasonably expected to not have a Material Adverse Effect.

         SECTION 5.10. Litigation. Except as disclosed in Schedule 5.10, there are no actions at law, suits in equity, investigations, proceedings or Claims pending (or, to the Knowledge of TXU Gas, threatened) against TXU Gas or affecting the Business or any of the TXU Gas Merger Assets before or by any federal, state, foreign or local court, tribunal, arbitrator or governmental agency or authority.

         SECTION 5.11. Gas Regulatory Matters. (a) TXU Gas is not subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") under the Natural Gas Act of 1938, as amended. TXU Gas does engage in transactions pursuant to Section 311(a) of the Natural Gas Policy Act of 1978. TXU Gas and TXU Gas Parent (and any Affiliates thereof) are exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder, except for Section 9(a)(2) by reason of Section 3(a)(1) and Section 33 of such Act.

                  (b) All filings required to be made by TXU Gas or, to TXU Gas' Knowledge, by its Affiliates with respect to the Business or the TXU Gas Merger Assets under applicable Laws have been made and are in compliance with such Laws, except as has not had or would reasonably be expected not to have a Material Adverse Effect.

                  (c) TXU Gas is in compliance with all Laws applicable to the TXU Gas Merger Assets or the Business (including without limitation those applicable to TXU Gas with respect to its employees) and, to TXU Gas' Knowledge, with respect to each of its Affiliates, is in compliance with all Laws applicable to any employees whose services are primarily dedicated to TXU Gas and who will be Transitioned Employees, except as has not had or would reasonably be expected not to have a Material Adverse Effect.

         SECTION 5.12. Brokers' Fees. TXU Gas has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement that will be binding on LSG or the TXU Gas Merger Assets.

         SECTION 5.13. Foreign Investor in Real Property Tax Act (FIRPTA). TXU Gas is not a "foreign person" within the meaning of Treasury Regulations section 1.1445-2(b).

         SECTION 5.14. No Bankruptcy. There is no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by or threatened against TXU Gas or TXU Gas Parent.

         SECTION 5.15. Labor Matters. TXU Gas is not, nor is any of its Affiliates with respect to Transitioned Employees, a party to, or bound by, any written or oral collective bargaining agreement or other agreement with any labor union or organization. To the Knowledge of TXU Gas, there are currently no labor disputes (other than routine individual grievances) or attempts to organize employees for collective bargaining purposes with respect to Transitioned Employees, and there is no pending or, to the Knowledge of TXU Gas, threatened unfair labor practice complaints before the National Labor Relations Board with respect to any Transitioned Employees.

         SECTION 5.16. Certain Transfer Requirements. Schedule 5.16 sets forth each Material Contract and each material Permit or Environmental Permit that may require a consent or other similar action by any Person as a result of the execution, delivery and performance or consummation of the transactions contemplated hereby.

         SECTION 5.17. Tax Matters. Except as set forth in Schedule 5.17: (i) TXU Gas has filed (or has had filed on its behalf) all Tax Returns required to be filed, has paid all Taxes due as reflected on such Tax Returns, and, to TXU Gas' Knowledge, all such Tax Returns are complete and correct in all material respects; (ii) there is no action, suit, investigation, audit, or written Claim or assessment pending, or to TXU Gas's Knowledge, threatened, with respect to Taxes the non-payment of which could give rise to a lien upon any of the TXU Gas Merger Assets; (iii) there is not in force any waiver of any statute of limitations in respect of such Taxes, or any outstanding request for such a waiver; (iv) there is not in force any extension of time for the assessment or payment of any such Tax; and (v) there are no liens with respect to Taxes upon the TXU Gas Merger Assets except for liens for Taxes not yet due or for Taxes TXU Gas is contesting in good faith through appropriate proceedings.

         SECTION 5.18. Employee Benefit Plans; ERISA. Except as set forth on
Schedule 5.18, there are no pending or, to the Knowledge of TXU Gas, threatened Claims and no pending or, to the Knowledge of TXU Gas, threatened litigation with respect to any employee benefit plans of TXU Gas, other than ordinary and usual claims for benefits by participants and beneficiaries. Except as set forth in Schedule 5.18, no audit or investigation by a Governmental Authority with respect to any of such employee benefit plans is pending nor has TXU Gas received formal notice of any such audit or investigation. The TXU Thrift Plan has received one or more favorable determination letters from the Internal Revenue Service as to its tax qualified status under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended and to the Knowledge of TXU Gas, nothing has occurred that could reasonably be expected to jeopardize such tax qualified status.

         SECTION 5.19. Insurance. Schedule 5.19 sets forth a list of all material insurance policies presently in effect with respect to TXU Gas or TXU Gas Merger Assets. All material insurance policies covering TXU Gas or TXU Gas Merger Assets are in full force and effect in accordance with their terms, all premiums due and payable have been paid and no notice of cancellation of such polices has been received. All such insurance policies will terminate with respect to TXU Gas and TXU Gas Merger Assets at Closing as to periods after Closing.

         SECTION 5.20. Transactions with Affiliates. Except for the intercompany arrangements being terminated at Closing, each of which is set forth in Schedule 5.20, and except as provided in Section 5.20, TXU Gas does not have any transactions, agreements, arrangements or understandings with any officer, director, shareholder or other Affiliate of TXU Gas, and no officer, director, shareholder of TXU Gas or other Affiliate of TXU Gas other than TXU Gas has any interest in any of TXU Gas Merger Assets or any other asset required for the conduct of the Business as currently conducted, except as for assets utilized in providing the Transitional Services Agreements.

         SECTION 5.21. Excluded Subsidiaries. The Excluded Subsidiaries are immaterial to the Business.

                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF LSG

         LSG hereby represents and warrants to TXU Gas that the statements contained in this Article VI are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made on the Closing Date).

         SECTION 6.01. Organization and Corporate Power. LSG is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas. LSG Parent is a corporation duly organized, validly existing in good standing under the laws of the State of Texas and the Commonwealth of Virginia and is in good standing as a corporation and is authorized to do business in all jurisdictions where the nature of its properties or business requires it. LSG and LSG Parent have full power and authority to carry on the business in which they are engaged and to execute and deliver and carry out the transactions contemplated by this Agreement.

         SECTION 6.02. Authority and Binding Obligations. LSG and LSG Parent have the corporate power and authority to execute, deliver and perform their obligations under this Agreement and, with respect to LSG Parent, the LSG Parent Guaranty. The execution, delivery, and performance of this Agreement and, with respect to LSG Parent, the LSG Parent Guaranty, LSG and LSG Parent have been duly and validly authorized by all necessary corporate action and do not conflict or result in a violation or breach of the articles of incorporation and by-laws of LSG and LSG Parent. This Agreement and the LSG Parent Guaranty constitute legal, valid and binding obligations of LSG and LSG Parent, as applicable, enforceable against LSG and LSG Parent in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity).

         SECTION 6.03. Litigation. There are no lawsuits, actions, arbitrations or other proceedings pending or, to the Knowledge of LSG or LSG Parent, threatened by any Person against or affecting LSG or LSG Parent by or before any court, arbitrator or Governmental Authority which would prohibit the consummation of the transactions contemplated by this Agreement or LSG Parent Guaranty.

         SECTION 6.04. No Contravention Compliance With Law; Authorization.

                  (a) None of the execution and delivery of this Agreement or the LSG Parent Guaranty, or the consummation of the transactions contemplated hereby or thereby will (assuming compliance with all Transfer Requirements) violate or conflict with, or result in the acceleration of rights, benefits or payments under; (i) any provision of LSG or LSG Parent's constituent documents;
(ii) any statute, law, regulation or governmental order to which LSG or LSG Parent or the assets and properties of any thereof are bound or subject; (iii) any commitment to which LSG or LSG Parent is a party or by which it or any of its properties may be bound or subject; and (iv) any agreement, contract or commitment of LSG or LSG Parent to which it is a party or by which it or any of its properties may be bound or subject, except, with respect to clauses (ii),
(iii) and (iv), for such violations and conflicts which will not (A) prevent or materially delay consummation of the transactions contemplated by this Agreement, and the LSG Parent Guaranty or (B) prevent LSG or LSG Parent from performing its obligations under this Agreement and the LSG Parent Guaranty.

                  (b) Except for the required filings under the HSR Act or as set forth on Schedule 6.04(b), neither LSG nor LSG Parent is required to make any filing with or obtain any authorization, consent, or approval of any Governmental Authority to consummate the transactions contemplated by this Agreement.

         SECTION 6.05. Financial Capacity; Future Performance. LSG Parent has or will have the financial capacity to guaranty the payments and performance under the LSG Parent Guaranty. LSG Parent is not aware of any facts or circumstances that now or in the future would have a Material Adverse Effect on its financial condition, results of operations, business, properties, assets, or liabilities. LSG Parent is solvent, is not in the hands of a receiver, nor is any receivership pending, and no proceedings are pending by or against it for bankruptcy or reorganization in any state or federal court.

         SECTION 6.06. Funds Available. LSG or LSG Parent has sufficient cash, or firm commitments from responsible lending institutions, available lines of credit or other sources of available funds to enable LSG to make payment of any amounts to be paid by it hereunder.

                                   ARTICLE VII
                            COVENANTS AND AGREEMENTS

         SECTION 7.01. Joint Covenants and Agreements Pending Closing.

                  (a) TXU Gas shall permit LSG and its representatives, after the date of this Agreement and before Closing to have reasonable access, during normal business hours, upon reasonable advance notice, to the TXU Gas Merger Assets and the contracts, books, records and data of TXU Gas or its Affiliates related to the TXU Gas Merger Assets, as well as employees of TXU Gas who are knowledgeable with respect to the same. Any review by LSG or its representatives pursuant to such access may include the preparation of transition plans and procedures of LSG and shall be conducted in such a manner as not to interfere unreasonably with the business or operations of TXU Gas. All activities of LSG under this Section 7.01(a) will be conducted in accordance with all applicable laws, and LSG will indemnify and hold harmless TXU Gas and its Affiliates from and against all Losses incurred as a result of the performance of such activities.

                  (b) From and after the date hereof, and until the Closing, TXU Gas shall:

                           (i) except as otherwise contemplated by this
Agreement, or consented to or approved by LSG, cause the TXU Gas Merger Assets and the Business to be operated in all material respects in the Ordinary Course of Business (provided that TXU Gas is not obligated to make any capital expenditures in excess of the Capital Expenditures Budget unless LSG is obligated to reimburse TXU Gas for such expenditures under this Agreement);

                           (ii) cooperate with LSG to effect an orderly
transition in the operation of the TXU Gas Merger Assets and the conduct of the Business;

                           (iii) keep LSG fully advised as to all material
decisions and operating activities with respect to the TXU Gas Merger Assets and the Business that are not in the Ordinary Course of Business; and

                           (iv) without the consent of LSG (which consent will
not be unreasonably withheld or delayed): (A) not sell, lease, license, grant any Encumbrance (other than a Permitted Encumbrance) or otherwise dispose of or transfer any TXU Gas Merger Assets, other than natural gas, liquids and products pursuant to existing contracts or commitments, or otherwise in the Ordinary Course of Business, (B) other than gas purchase, sale, or transportation contracts entered into in the Ordinary Course of Business (including, but not limited to monthly bids for transportation capacity, industrial contracts implementing new tariffs, monthly and daily gas purchases and, winter gas supply plan implementation), enter into any contracts, agreements, leases, licenses, commitments, sale or purchase orders that are performable after the Closing other than: (I) contracts which have terms of 60 days or less after the Closing and are entered into in the Ordinary Course of Business or (II) those which have obligations of less than $500,000 per year and are entered into in the Ordinary Course of Business, (C) amend any Material Contract, other than in the Ordinary Course of Business, (D) take no other material action (i) outside of the Ordinary Course of Business concerning the TXU Gas Merger Assets or the Business, other than such actions as are otherwise allowed under this Agreement or required by applicable law or to respond reasonably to an emergency, or (ii) that would reasonably be expected to cause the representations and warranties of TXU Gas in this Agreement as of the date hereof not to be true and correct in all material respects as of the Closing Date, or (E) not agree or commit to do any of the actions described in clauses (A), (B), (C), or (D) herein.

                  (c) LSG has or will conduct and complete a due diligence investigation of the TXU Gas Merger Assets, and will make an independent evaluation of the TXU Gas Merger Assets. LSG acknowledges that, except for the representations and warranties made in this Agreement or any certificate or instrument delivered pursuant hereto, it is not relying on any statements or representations of TXU Gas or any representative of TXU Gas concerning the condition of any of the TXU Gas Merger Assets, the present or future value of the TXU Gas Merger Assets, or the anticipated income, costs, or profits, if any, to be derived from the TXU Gas Merger Assets. Except as expressly provided in this Agreement, LSG acknowledges that TXU Gas makes no representation or warranty as to the TXU Gas Merger Assets. Except for the representations and warranties made in this Agreement or any certificate or instrument delivered pursuant hereto, LSG will rely upon its independent examination of the TXU Gas Merger Assets and its independent estimates, computations, evaluations, reports and studies based thereon. Subject only to the warranties and representations contained in this Agreement and any certificate or instrument delivered pursuant hereto, LSG must satisfy itself prior to the Closing as to the type, condition, quality and extent of the TXU Gas Merger Assets and the value thereof.

                  (d) TXU Gas will reasonably cooperate with LSG for LSG to obtain licenses and permits (including, without limitation, the Permits) that it may need in order to operate the TXU Gas Merger Assets and the conduct of the Business after Closing.

                  (e) LSG and TXU Gas shall cooperate with one another: (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (ii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain such actions, consents, approvals, or waivers.

                  (f) Subject to the terms and conditions of this Agreement, each Party will use its Reasonable Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                  (g) Without obligation, TXU Gas may make commitments for and undertake any work contemplated by the Capital Expenditures Budget attached as
Schedule 7.01(g) and any other capital projects approved by LSG.

                  (h) TXU Gas shall continue to prosecute its rate case before the Texas Railroad Commission (Gas Utilities Docket No. 9400), and any rehearings, appeals or other proceedings related thereto, consistent with past practice, and shall not, without LSG's consent (which shall not be unreasonably withheld), agree to any settlement in respect thereof that is on terms less favorable than the Final Order issued by the Texas Railroad Commission in that case on May 25, 2004.

                  (i) TXU Gas may terminate the affiliate agreements listed in
Schedule 5.20 to be terminated at or before the Closing.

                  (j) Nothing contained in this Agreement, including (without limitation) this Section 7.01 and Section 7.04, shall require LSG to make any material payment or incur any material economic burden, dispose of any material asset or business or suffer any material detriment, including any change in the rate base, rate of return or allowed expenses applicable to the operation of the TXU Gas Merger Assets or the imposition of any other materially adverse term or condition on the ownership or operation of the TXU Gas Merger Assets or LSG or any of its Affiliates in order to obtain any consent or approval required of LSG pursuant to this Agreement.

         SECTION 7.02. Joint Covenants: Publicity. The Parties agree that a press release may be issued by any Party on or after the execution of this Agreement, and upon or after Closing, in either case upon prior notification to and consultation with the other Party.

         SECTION 7.03. Joint Covenants: Confidentiality. (a) Prior to the execution of this Agreement, TXU Gas and LSG Parent entered into a confidentiality agreement, dated May 7, 2004 (the "Confidentiality Agreement"), the provisions of which are incorporated into this Section 7.03 by reference and accepted and agreed to by LSG. If Closing occurs, the Confidentiality Agreement shall terminate upon Closing.

                  (b) Unless otherwise agreed to in writing by LSG, for a period commencing on the Closing Date and terminating two (2) years after such date, TXU Gas shall (i) keep all confidential information of TXU Gas that relates to the Business (including without limitation information with respect to the identities, purchasing history and natural gas requirements of the distribution customers of the Business) confidential and not disclose or reveal any such information to any Person other than its representatives who are actively and directly participating in the transactions contemplated hereby and who need to know such information for such purpose and to cause those Persons and each of their Affiliates to observe the terms of this Section 7.03(b) and (ii) except as set forth herein, not use, or permit any Affiliate to use, such information for the transportation or distribution of natural gas to customers of the Business. Notwithstanding the foregoing, LSG acknowledges that Affiliates of TXU Gas are currently engaged in the distribution and sale of electricity to many common customers of the Business, and use of information by an Affiliate for electric sales or distribution is not intended to be restricted. Also, Affiliates of TXU Gas are engaged in various wholesale gas trading and sales activities with respect to large industrial or commercial customers, and the terms hereof do not restrict the use of information for those purposes. In furtherance of the foregoing, but not by way of limitation, during such period TXU Gas shall not, directly or indirectly, cause or attempt to cause any of the customers or suppliers of the Business to terminate or materially reduce their business with the Business or LSG or any of its Affiliates. TXU Gas shall continue to hold all such information according to the same internal security procedures and with the same degree of care regarding its secrecy and confidentiality as currently applicable thereto. TXU Gas acknowledges and agrees that LSG shall be entitled, in addition to all other remedies, to injunctive relief and specific performance of this Section 7.03(b).

         SECTION 7.04. Regulatory Filings; Hart-Scott-Rodino Filing.

                  (a) TXU Gas and LSG and LSG Parent will take all commercially reasonable actions necessary or desirable, and proceed diligently and in good faith and use Reasonable Efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with, and to give all notices to, Governmental Authorities, including those required filings set forth on Schedule 6.04(b), required to accomplish the transactions contemplated by this Agreement.

                  (b) This Agreement is subject in all respects to, and conditioned upon compliance by the Parties with, the HSR Act, to the extent that the HSR Act is applicable to the transactions contemplated by this Agreement. The Parties shall make any filings required under the HSR Act on or prior to fifteen (15) days after the date hereof and provide such information to the FTC and DOJ as is required in connection with the HSR Act as soon as practicable after a request therefor.

                  (c) Each of the Parties will (i) use Reasonable Efforts to comply as expeditiously as possible with all lawful requests of Governmental Authorities for additional information and documents pursuant to the HSR Act,
(ii) not (A) extend any waiting period under the HSR Act or (B) enter into any voluntary agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other Party, and (iii) cooperate with each other and use Reasonable Efforts to obtain the requisite approval of the FTC and DOJ, including without limitation (A) the removal, dissolution, stay or dismissal of any temporary restraining order, preliminary injunction or other judicial or administrative order which prevents the consummation of the transactions contemplated hereby or
(B) the pursuit of necessary administrative, court and other proceedings through, but not past, the trial court level).

                  (d) LSG and TXU Gas will each be responsible for paying one-half the filing fees required with respect to any filing under the HSR Act.

         SECTION 7.05. Employment of Employees by LSG.

                  (a) Offers of Employment. Prior to Closing, TXU Gas will cause its Affiliates to transfer to TXU Gas the employees employed by such Affiliates but primarily dedicated to TXU Gas. Prior to Closing, TXU Gas' Affiliates shall transfer to TXU Gas such employees not to exceed 125, as shall be consented to by LSG prior to such transfer, which consent will not be unreasonably withheld. As of the Effective Time and in connection with the transaction contemplated by this Agreement, LSG will offer to employ all employees of TXU Gas, including those transferred to TXU Gas pursuant to the preceding sentence (the "Transitioned Employees") who either are actively at work or are on vacation or bereavement leave. The effective date of LSG's offer of employment shall be each such Transitioned Employee's "Employment Commencement Date". All such offers of employment by LSG shall be unconditional, and LSG shall employ all Transitioned Employees who accept such offer of employment effective as of the applicable Employment Commencement Date. TXU Gas will terminate the employment of each Transitioned Employee who receives an offer of employment by LSG, such transition to be effective as of such Transitioned Employee's Employment Commencement Date. LSG agrees that the initial positions and base salaries of the Transitioned Employees who are employed by LSG will be comparable to the positions and base salaries held by such employees at TXU Gas immediately prior to the Closing, and that such base salaries shall not be reduced for a period of at least one year after the Closing Date. The other terms of employment and employee benefit plans applicable for the Transitioned Employees who are employed by LSG shall be comparable to similarly situated LSG (or its Affiliates') non-union gas utility employees, provided that: (i) except as otherwise provided herein, each Transitioned Employee employed by LSG (and where applicable such Transitioned Employee's dependents and beneficiaries) will be eligible immediately to participate in all employee benefit plans of LSG for which such Transitioned Employee is eligible by virtue of his/her employment by LSG without any waiting period; and (ii) each such Transitioned Employee who signs, in a timely manner, an Agreement and Release in the form attached as
Schedule 7.05(a) to this Agreement or such other forms as TXU Gas shall require ("Agreement and Release"), shall be entitled to the rights and benefits provided for under Sections 7.05(c) (relating to a minimum retention period), 7.05(d) (relating to the crediting of years of service for certain employee benefit plan purposes), and 7.05(g) (relating to special severance benefits). TXU Gas will notify LSG in writing of each Transitioned Employee who signs the Agreement and Release in a timely manner.

                  (b) On-Leave Transitioned Employees. With respect to any Transitioned Employee who is on leave status, including medical (FMLA or otherwise), disability, salary continuation, sick leave, or other leave of absence, which has been approved by TXU Gas or is contemplated under its policies, such employee shall remain an employee of TXU Gas until such employee returns to work or his/her employment is otherwise terminated. If any such employee returns to work within six (6) months after the Closing Date, LSG shall promptly extend an offer of employment to such employee on the terms and conditions of employment described in this Section 7.05, and TXU at the same time shall terminate the employment of such employee. If any such employee does not return within such six (6) month period, LSG shall be under no obligation to offer employment to such employee, and such employee shall no longer be a Transitioned Employee hereunder.

                  (c) Minimum Retention. LSG shall not terminate any Transitioned Employee employed by LSG who signs the Agreement and Release for a period of at least ninety (90) days following the Transitioned Employee's Employment Commencement Date for any reason other than "cause." For purposes of this provision, "cause" shall mean intentional or gross disregard of a material LSG rule or policy relating to employee conduct, or gross misconduct resulting, in either case, in material harm to LSG, or conviction for a felony or other crime involving moral turpitude.

                  (d) Years of Service Credit. Except as otherwise provided in
Section 7.05(l), each Transitioned Employee employed by LSG who signs the Agreement and Release shall receive service credit by LSG for all such Transitioned Employee's service, which was recognized by TXU Gas or its Affiliates, or by an employee plan of TXU Gas or its Affiliates, for purposes of vesting, participation, eligibility for benefits, (other than eligibility for retiree medical benefits), benefit accrual (other than benefit accrual for retiree medical benefits), optional forms of payment, and any other right, benefit or feature applicable to Transitioned Employees under each employee benefit plan, program and policy of LSG. For purposes of LSG's Pension Account Plan, "benefit accrual" shall refer only to the plan's annual allocation based on age, benefit service and eligible pay and shall not refer to opening balance credits, additional annual pay credits or transitional benefits under said Plan.

                  (e) Special Provisions Applicable to Employee Welfare Benefit Plans. In addition to the provisions set forth above relating to employee benefit plans generally applicable to Transitioned Employees employed by LSG, LSG shall, or shall cause its insurance carrier(s) to: (i) waive all pre-existing condition limitations, waiting periods, insurability requirements or similar limitations relating to any employee welfare benefit plan so that each Transitioned Employee will be fully eligible to participate in each welfare benefit plan of LSG as of Closing; and (ii) grant credit toward applicable deductibles attained for each Transitioned Employee under the comparable plan of TXU Gas or its Affiliates for the year of the Closing. As soon as reasonably practical following the Closing Date, TXU Gas shall deliver to LSG a list of such Transitioned Employees participating in each welfare benefit plan, together with each such Transitioned Employee's co-payment, deductible and out-of-pocket payment amounts under each such plan.

                  (f) Special Provisions Relating to LSG 401(k) Plan. In addition to the provisions set forth above relating to employee benefit plans generally applicable to Transitioned Employees employed by LSG, LSG shall insure that its 401(k) plan shall permit, in accordance with applicable law, direct trustee-to-trustee transfers and rollovers, as contemplated under Section 402(c) of the Internal Revenue Code of such Transitioned Employees' TXU Thrift Plan account balances, including all outstanding loans made under such plan. To the extent that rollover amounts consist of outstanding loans, TXU Gas shall cause the trustee of the TXU Thrift Plan also to transfer to the trustee of the LSG 401(k) plan the promissory notes, payroll deduction authorizations for installment loan payments and related documents evidencing such loans.

                  (g) Severance Plan. With respect to each Transitioned Employee employed by LSG who signs the Agreement and Release, LSG shall, in addition to the special terms provided for herein, provide such Transitioned Employee with severance benefits at least equal to those benefits set forth in Schedule 7.05(g), in the event that LSG terminates such

Transitioned Employee following the ninetieth (90th) day of, and within the eighteen (18) month period after, the Closing for any reason other than cause (as defined above).

                  (h) Employee Appliance Purchase and Energy Conservation Programs. LSG acknowledges that with respect to each Transitioned Employee employed by LSG who at the time of Closing is participating in the TXU Gas programs providing employee purchase assistance and financing for energy-efficient household appliances through payroll withholding by TXU Gas of payments under such programs, LSG shall continue such payroll withholding on the same terms and conditions and shall periodically transmit the amounts so withheld to the appropriate parties as provided for under such programs. TXU Gas will deliver all documents and endorse all such appliance-program notes in favor of LSG.

                  (i) LSG Acknowledgement. LSG acknowledges that the terms of this Agreement as they apply to Transitioned Employees employed by LSG who executes the Agreement and Release are being relied upon, in part, by such Transitioned Employees and TXU Gas as consideration for the Agreement and Release.

                  (j) Transitioned Employee Data. Prior to the date hereof, TXU Gas has delivered to LSG a list of the persons who would have been Transitioned Employees had the Closing Date occurred on June 1, 2004, showing the following information for each such person: (i) the name of each employee and date of birth; (ii) the name of his or her current employer; (iii) his or her current base salary; (iv) his or her hire date, any rehire date (if applicable) and years of service credit for the purposes set forth in Section 7.05(c); (v) his or her then-current position and job title; and (vi) whether such employee is on authorized leave of absence and the general nature of such leave of absence. TXU Gas shall update such list periodically prior to the Closing Date, in each case assuming the Closing had occurred on such date, and shall deliver such updated lists to LSG.

                  (k) Flexible Benefits Plan Transfers. As soon as reasonably practical following the Closing Date, TXU Gas shall cause the transfer to LSG's flexible benefits plan any credit balance in the dependent care spending account under TXU Gas' cafeteria plan of any Transitioned Employee employed by LSG and the net aggregate credit or debit balance in the health care spending accounts under TXU Gas' cafeteria plan of all Transitioned Employees employed by LSG. On the Closing Date, TXU Gas shall provide to LSG a list of Transitioned Employees employed by LSG who have elected to participate in the health care or dependent care spending accounts under the cafeteria plan maintained by TXU Gas, together with such employees' elections made prior to the Closing Date with respect to such accounts, and balances standing to their credit or debit as of the Closing Date, and a statement of aggregate expenses reimbursed from the plan for each such Transferred Employee during the current plan year. LSG agrees to administer such accounts (consistent with the terms of the flexible benefits plan applicable to LSG's employees) such that such Transferred Employees will be able to defer compensation (in accordance with the terms of the applicable LSG plan) and to submit claims against such accounts within the time period permitted by applicable law.

                  (l) Retiree Medical Asset Transfer. In the event TXU Gas and LSG shall mutually agree, in lieu of excluding Transitioned Employees' service credit for eligibility and benefit accrual for retiree medical benefits as provided for in Section 7.05(d), each Transitioned Employee employed by LSG who signs the Agreement and Release shall receive service credit by LSG for all such Transitioned Employee's service which was recognized by the retiree medical plans of TXU Gas or its Affiliates for eligibility for retiree medical benefits and benefit accrual for retiree medical benefits. If service credit is received as provided in this Section 7.05(l), then as soon as possible following the Closing Date, but in no event later than 30 days following the later of the Closing Date or other establishment of any necessary LSG Post-Retirement Trusts (as defined below), TXU Gas shall cause the amount calculated as provided herein to be transferred to LSG, through the transfer from the trusts or other vehicles ("TXU Gas Post-Retirement Trusts") funding the post-retirement medical benefits (the "Post-Retirement Benefits") provided by TXU Gas for all Transitioned Employees to the trust or trusts established or maintained by or for the benefit of LSG employees ("LSG Post-Retirement Trusts") for the funding of post-retirement medical benefits. The amount to be transferred shall be equal to the amount of the accumulated post-retirement benefit obligation for the Transitioned Employees which has been funded under the TXU Gas Post-Retirement Trusts, as determined by the actuaries for TXU Gas in accordance with Statement of Financial Accounting Standards No. 106, and reviewed by LSG's actuaries. TXU Gas agrees to provide LSG with the necessary information for its actuaries to calculate the initial accumulated post-retirement benefit obligation for the Transitioned Employees on the basis of (i) each Transitioned Employee's actual age and appropriate service as of the Closing Date, and (ii) the benefits and contribution levels as in effect as of the Closing Date applicable to LSG's active employees retiring after the closing date under LSG's plan providing Post-Retirement Benefits.

         SECTION 7.06. Affiliate Agreements. Before Closing, TXU Gas may enter into the agreements and other arrangements with its Affiliates related to the shared use of certain facilities and shared services, all as described in
Schedule 7.06.

         SECTION 7.07. Books and Records: Access to Employees. Each of TXU Gas and LSG shall make available to the other Party and its representatives, information and employees of such Party necessary or reasonably deemed desirable by such Party in preparing its Tax Returns, financial statements, conducting any audits in connection therewith, and asserting or defending any Claims.

         SECTION 7.08. Further Assurances; License. (a) At the Closing and from time to time after the Closing: (i) TXU Gas, at the reasonable request of LSG and without further consideration, shall promptly execute and deliver to LSG such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action as may reasonably be requested by LSG to more effectively sell, convey, assign and transfer title to and vest title in LSG or to put LSG in possession of the TXU Gas Merger Assets, and (ii) LSG, at the request of TXU Gas and without further consideration, shall promptly execute and deliver to TXU Gas such certificates and other instruments of assumption, and take such other action, as may reasonably be requested by TXU Gas, to more effectively confirm and effect the assumption by LSG of the TXU Gas Merger Liabilities.

                  (b) Provided that such use does not interfere with the business of TXU Gas' Affiliates, and subject to the applicable Affiliate's written consent which may not be unreasonably withheld (but which may be conditioned upon the provision of insurance coverage and other customary terms of use), TXU Gas shall cause each of its Affiliates to grant to LSG a non-exclusive, perpetual, paid-up, limited license to use any right-of-way or easement, whether or not currently in writing or recorded, upon which their respective assets are located or upon which pipelines, pipes, gas lines, or other facilities of LSG as a surviving company are located, for the continued use, operation and replacement of such pipelines, pipes, gas lines and other facilities of TXU Gas currently located on such properties.

         SECTION 7.09. Notices of Certain Events. LSG and TXU Gas shall each promptly notify the other Party hereto of:

                  (a) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any written notice from any Governmental Authority in connection with the transactions contemplated by this Agreement or the TXU Gas Merger Assets;

                  (c) any Claim commenced or, to its Knowledge, threatened against, relating to, or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to any provision of this Agreement, or that relate to the consummation of the transactions contemplated by this Agreement; and

                  (d) any of the following: (i) the discovery by such Party that any representation or warranty of any Party contained in this Agreement is untrue or inaccurate in any material respect, or (ii) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of the representations or warranties in this Agreement to be untrue or incorrect in any material respect as of the date made, and (iii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         SECTION 7.10. Casualty Loss or Condemnation.

                  (a) If, before Closing, any party of the TXU Gas Merger Assets are damaged or destroyed by fire or other casualty, or if any part of the TXU Gas Merger Assets are condemned, or if proceedings are filed for condemnation or under the right of eminent domain, the result of which will have a Material Adverse Effect (any of such being a "Casualty"), TXU Gas will promptly inform LSG. As soon as practicable following any Casualty, TXU Gas will provide to LSG a detailed written estimate from an independent third party appraiser mutually acceptable to TXU Gas and LSG ("Casualty Estimate") setting forth the estimated amount required to repair or replace the damaged TXU Gas Merger Asset and the estimated time period for completion of such repair or replacement.

                  (b) Concurrently with the delivery of a Casualty Estimate, TXU Gas will notify LSG whether TXU Gas elects: (i) to repair or replace the damaged TXU Gas Merger Asset, or (ii) to offer to accept a reduction in the LSG Merger Assets by an amount equal to the Casualty Estimate. TXU Gas will have no obligation to repair the damaged TXU Gas Merger Asset as a result of such Casualty, but if TXU Gas elects to repair or replace the damaged TXU Gas Merger Asset, TXU Gas shall promptly commence and diligently proceed to complete the repair or replacement of the damaged TXU Gas Merger Asset at its cost in a good and workmanlike manner (in a manner consistent with the condition of the TXU Gas Merger Asset immediately prior to the Casualty).

                  (c) If TXU Gas elects to repair or replace such TXU Gas Merger Assets, but TXU Gas has not completed the repair or replacement (and TXU Gas shall have used Reasonable Efforts to do so) at the time when all other conditions to the respective obligations of the Parties to consummate the transaction contemplated under this Agreement have been or are reasonably expected to be met, the Parties may, subject to Section 7.10(d), close the transactions contemplated hereby and, in such event, TXU Gas will complete the repair or replacement after the Closing. LSG will provide TXU Gas and its contractors access to the TXU Gas Merger Assets as reasonably necessary to complete the repairs.

                  (d) If a Casualty occurs, TXU Gas may extend the date for Closing for up to 90 days beyond the Termination Date if it elects to repair or replace the damaged or destroyed TXU Gas Merger Asset, is using Reasonable Efforts to effect such repair or replacement, but is unable to complete such repair or replacement by the Termination Date; provided that the period of such extension may not be greater than reasonably required to effect such repair or replacement. If TXU Gas elects not to repair or replace the damaged TXU Gas Merger Asset or fails to repair or replace it within the time provided, LSG shall have the right to terminate this Agreement by written notice.

         SECTION 7.11. Signs. Within six (6) months after Closing, LSG shall remove all marks on signs and other markers from any of the TXU Gas Merger Assets bearing the name of TXU Gas or any derivative thereof, and change the color of any TXU Gas Merger Assets that are painted with the TXU Gas proprietary colors described on Schedule 7.11 hereto. Within six (6) months after Closing, TXU Gas and its Affiliates shall remove all marks on signs and other markers from any of their assets bearing the name of Lone Star Gas or any derivative thereof.

         SECTION 7.12. LSG Parent Guaranty. Concurrently with the execution of this Agreement, LSG Parent will deliver to TXU Gas a fully-executed guaranty of LSG Parent, in the form attached hereto as Exhibit C-1 (the "LSG Parent Guaranty").

         SECTION 7.13. Tax Matters.

                  (a) TXU Gas and LSG will provide each other with assistance and information relating to the TXU Gas Merger Assets as may reasonably be requested in connection with the preparation of any Tax Returns, audit or other examination by any Tax Authority relating to liability for Taxes, and will each retain and provide to the other party all records and other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination. LSG and TXU Gas will retain, until the expiration of the applicable statute of limitations (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to the TXU Gas Merger Assets for Tax periods or portions thereof ending on or prior to the Closing Date.

                  (b) TXU Gas and LSG agree to utilize, or cause their respective Affiliates to utilize, the procedure set forth in Treasury Regulation
Section 31.3121(a)(1)-1(b) with respect to wage reporting.

                  (c) LSG shall prepare and file, or cause to be filed, all Tax Returns with respect to Transfer Taxes and all Tax Returns for Taxes (other than Taxes measured by net income) attributable to TXU Gas' or LSG's ownership of the TXU Gas Merger Assets and due after the Effective Time.

                  (d) TXU Gas will provide LSG all reasonable data, records and assistance necessary to ensure that the treatment of the transactions contemplated by this Agreement for regulatory rate purposes will not constitute a violation of the normalization provisions under Section 168(i) of the Internal Revenue Code of 1986, as amended, including without limitation attending and participating in any relevant regulatory hearings or other proceedings.

         SECTION 7.14. Other Information.

                  (a) Until the Closing Date, TXU Gas shall deliver to LSG within forty five (45) days after the end of each month a correct copy of the balance sheet and statement of income for such month and the portion of the current fiscal year then ended prepared in a manner and containing information consistent with its current practices. TXU Gas shall deliver to LSG within ten
(10) days of filing with the SEC, its quarterly, unaudited Financial Statements.

                  (b) At the reasonable request of LSG, and at LSG's expense, TXU Gas will use its Reasonable Efforts to provide LSG and its Affiliates financial statements and related information for the TXU Gas Merger Assets which may include: (i) an audited balance sheet as may be required or, in the judgment of LSG, advisable to be filed by LSG Parent in accordance with Regulation S-X under the Securities Act of 1933, as amended, and related statements of income and cash flows for each of its then three most recent fiscal years, (ii) unaudited interim consolidated financial statements (including balance sheet and statements of income and cash flows) for later interim periods, and (iii) other financial information (including without limitation adjusted historical financial statements), in each case as may be required or advisable for filings with the Securities and Exchange Commission in compliance with Regulation S-X in connection with or on account of the transactions contemplated hereby.

                  (c) At the request of LSG, TXU Gas will use its Reasonable Efforts to obtain the consent of Deloitte & Touche LLP, its independent accountants, to LSG's and LSG Parent's use of the financial statements referred to in this Section 7.14 in filings with the Securities and Exchange Commission by LSG Parent.

                                  ARTICLE VIII
              CONDITIONS TO THE OBLIGATIONS OF THE PARTIES TO CLOSE

         SECTION 8.01. Conditions to the Obligations of LSG. The obligation of LSG to consummate the transactions to be performed by it in connection with the Closing are subject to the satisfaction of each of the following conditions (any of which may be waived by LSG, in whole or in part):

                  (a) All of TXU Gas' representations and warranties in Article V, and all of the TXU Gas Parent's representations and warranties in the TXU Gas Parent Company, that are not qualified by materiality must be true and correct in all material respects, and those that are qualified by materiality must be true and correct, in each case, at and as of the date hereof and the Closing Date;

                  (b) TXU Gas must have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

                  (c) TXU Gas must have delivered a certificate to LSG which certifies that TXU Gas has satisfied conditions (a) and (b) above;

                  (d) TXU Gas must have satisfied or provided for the satisfaction of the debt and other obligations identified in Schedule 8.01(d);

                  (e) No action, suit or proceeding is pending by or before any court or quasi-judicial or administrative agency or other Governmental Authority, and no action, suit or proceeding has been threatened in writing by the Texas Railroad Commission or by any municipality served by TXU Gas in which TXU Gas distributed in excess of 3 Bcf in 2003, if the unfavorable injunction, judgment, order, decree or ruling filed or threatened (as applicable) would prevent the consummation of any of the transactions contemplated by this Agreement, or would cause such transactions to be rescinded following consummation, or would materially and adversely affect the right of LSG to own or operate the TXU Gas Merger Assets, or the continued conduct the Business by LSG in all material respects as currently conducted by TXU Gas;

                  (f) The Transfer Requirements identified in Schedule 8.01(f) and the approvals contemplated by Schedule 6.04(b) shall have been obtained in form and substance reasonably satisfactory to LSG; and

                  (g) No Material Adverse Effect has occurred since the date hereof that is continuing.

         SECTION 8.02. Conditions to the Obligations of TXU Gas. The obligation of TXU Gas to consummate the transactions to be performed by it in connection with the Closing are subject to the satisfaction of each of the following conditions (any of which may be waived by TXU Gas, in whole or in part):

                  (a) All of LSG's representations and warranties as set forth in Article VI, and all of the LSG Parent's representations and warranties in the LSG Parent Guaranty, that are not qualified by materiality must be true and correct in all material respects, and those that are qualified by materiality must be true and correct, in each case, at and as of the date hereof and the Closing Date;

                  (b) LSG must have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

                  (c) LSG must have delivered certificates to TXU Gas that certify that LSG has satisfied conditions (a) and (b) above; and

                  (d) No action, suit or proceeding is pending by or before any court or quasi-judicial or administrative agency or other Governmental Authority, and no action, suit or proceeding has been threatened in writing by the Texas Railroad Commission or by any municipality served by TXU Gas in which TXU Gas distributed in excess of 3 Bcf in 2003, if the unfavorable injunction, judgment, order, decree or ruling filed for or threatened (as applicable) would prevent the consummation of any of the transactions contemplated by this Agreement, or would cause such transactions to be rescinded following consummation, or would adversely affect the right of TXU Gas to allocate the TXU Gas Merger Assets and the TXU Gas Merger Liabilities to LSG under the terms of this Agreement.

                                   ARTICLE IX
                         INDEMNIFICATION AND ASSUMPTION

         SECTION 9.01. By TXU Gas. Subject to the terms and conditions of this
Section 9.01, TXU Gas shall indemnify and defend LSG, its Affiliates and their respective directors, officers, employees, contractors, agents and other representatives (each such Person being herein called a "TXU Gas Indemnified Party", and all such Persons being collectively herein called the "TXU Gas Indemnified Parties") against, and hold each TXU Gas Indemnified Party harmless from, any loss, diminution in value, liability, damage, cost, expense, action, award, suit, proceedings, hearing, investigation, charge, complaint, Claim, demand, injunction, judgment, order, decree, ruling, taxes, or liens (including reasonable costs of defense and investigations, settlements, and fees, and further including court costs and reasonable attorneys' and witness fees) or penalties or fines (collectively, "Losses") that such TXU Gas Indemnified Party incurs to the extent arising out of or resulting from any of the following, and in each case whether known or unknown (collectively, the "TXU Gas Indemnified Liabilities"):

                  (a) the failure of any of the representations and warranties of TXU Gas contained in this Agreement to be true and correct as of the date made (including the Closing Date for those representations and warranties that are also made as of the Closing Date);

                  (b) the failure of TXU Gas to perform any covenant of TXU Gas in this Agreement; and

                  (c) the TXU Gas Retained Liabilities.

         SECTION 9.02. Environmental Indemnity.

                  (a) Subject to the terms and conditions of this Section 9.02, TXU Gas will indemnify LSG for all Environmental Liabilities and Costs arising with respect to any TXU Gas Merger Asset as a result of any action, fact, circumstance or condition to the extent existing or occurring on or before the Effective Time, but excluding all Environmental Liabilities and Costs arising from the existence of non-friable asbestos and asbestos-containing materials (to the extent the same do not violate Environmental Laws) and any post-Closing activity that disturbs asbestos or asbestos-containing materials. The foregoing are referred to as the "Environmental Matters".

                  (b) The indemnity provided in this Section 9.02 only applies to Qualifying Claims. A "Qualifying Claim" is a Claim for which LSG provides a Claim Notice for indemnity before the third anniversary of the Closing Date, and for which the aggregate of the Environmental Liabilities and Costs exceed $1 million. TXU Gas has no indemnity obligations with respect to any Environmental Matter if the aggregate of the Environmental Liabilities and Costs is less than $1 million, and any costs associated therewith will not be included in calculating any deductible under this Section 9.02.

                  (c) TXU Gas has no indemnity obligation with respect to any Qualifying Claim until the aggregate of the Environmental Liabilities and Costs with respect to all Qualifying Claims exceeds $10 million, and then only with respect to sums in excess of $10 million.

                  (d) TXU Gas will indemnify LSG for 50% of the Environmental Liabilities and Costs incurred with respect to Qualifying Claims in excess of $10 million, and 100% of the Environmental Liabilities and Costs in excess of $20 million, subject to the limit on TXU Gas' indemnity obligation set forth in
Section 9.03.

                  (e) TXU Gas' indemnity obligations with respect to any Environmental Liabilities or Costs will terminate with respect to any Environmental Matter for which a Claim Notice is not provided within the 3-year period, but the termination of the 3-year period will not relieve TXU Gas' indemnity obligations with respect to any Qualifying Claim for which a Claims Notice for a bonafide Claim was given before such date.

                  (f) The indemnity provided by this Section 9.02 shall not affect the allocations of liabilities (and any related indemnities) associated with the TXU Gas Excluded Assets or the TXU Gas Retained Liabilities, and the payments of Losses in respect thereof shall not constitute a credit against amounts otherwise payable by TXU Gas under this Section 9.02.

                  (g) The indemnity provided by this Section 9.02 shall not apply to the matters listed on Schedule 5.09.

         SECTION 9.03. Limitations. (a) TXU Gas shall not be liable under
Section 9.01(a) unless the aggregate amount of Losses with respect to such matters exceeds $15 million, and then only with respect to the Losses over that amount, and TXU Gas' maximum liability under Section 9.01(a) and Section 9.02 will never exceed 10% of the LSG Merger Assets. The limitations in this Section 9.03(a) will not, however, apply to breaches of the representations in Sections 5.01, 5.02, or 5.03(a)(i)(A), and will not limit damages for fraud.

                  (b) LSG shall not be liable under Section 9.04(a) unless the aggregate amount of Losses with respect to such matter exceeds $15 million, and then only with respect to the Losses over that amount, and LSG's maximum liability under Section 9.04(a) will never exceed 10% of the LSG Merger Assets. The limitations in this Section 9.03(b) will not, however, apply to breaches of the representations in Sections 6.01, 6.02, or 6.04(a)(i)(A), and will not limit damages for fraud.

                  (c) A limitation on indemnification provided in this Section
9.03 as to any matter will not apply to reduce the amount of indemnity otherwise applicable to such matter. For the purposes of this Article IX, once a determination has been made that a specific breach of a representation, warranty, covenant or agreement has occurred for purposes of the indemnification obligation hereunder, the calculation of Losses with respect to such specific breach shall be made without regard to any limitation or qualification as to materiality or Material Adverse Affect set forth in such representation, warranty, covenant or agreement.

         SECTION 9.04. By LSG. Subject to the terms and conditions of this
Section 9.04, LSG shall indemnify and defend TXU Gas and its Affiliates, and each of their respective directors, officers, employees, contractors, agents and other representatives (each such Person being herein called a "LSG Indemnified Party", and all such Persons being collectively herein called the "LSG Indemnified Parties") against, and hold each LSG Indemnified Party harmless from, any Losses that such LSG Indemnified Party incurs to the extent arising out of or resulting from any of the following, and in each case whether known or unknown (collectively, the "LSG Indemnified Liabilities"):

                  (a) the failure of any of the representations and warranties of LSG contained in this Agreement to be true and correct as of the date made (including the Closing Date for those representations and warranties that are also made as of the Closing Date);

                  (b) the failure of LSG to perform any covenant of LSG in this Agreement; and

                  (c) the TXU Gas Merger Liabilities.

         SECTION 9.05. Express Negligence Rule. WITHOUT LIMITING OR ENLARGING THE SCOPE OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT, AN INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO THE INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR VIOLATION OF ANY LAW OF OR BY THE INDEMNIFIED PARTY. THE PARTIES AGREE THAT THIS PARAGRAPH CONSTITUTES A CONSPICUOUS LEGEND.

         SECTION 9.06. Notice of Claim. (a) For purposes of this Article IX, the term "Indemnifying Party" when used in connection with a particular Claim means the Party having an obligation to indemnify another party with respect to such Claim pursuant to this Article IX, and the term "Indemnified Party" when used in connection with a particular Claim means the party having the right to be indemnified with respect to such Claim by another Party pursuant to this Article IX.

                  (b) Promptly after any Indemnified Party becomes aware of facts giving rise to a Claim by it for indemnification pursuant to this Article IX, such Indemnified Party will provide notice thereof in writing to the Indemnifying Party (a "Claim Notice") specifying the nature and specific basis for such Claim and a copy of all papers served with respect to such Claim (if any). For purposes of this Section 9.06(b), receipt by a Party of written notice of any demand, assertion, claim, action or proceeding (judicial, administrative or otherwise) by or from any Person other than a Party to this Agreement which gives rise to a Claim on behalf of such Party constitutes the discovery of facts giving rise to a Claim by it and the Party must give prompt notice of the receipt of such matter as provided in the first sentence of this Section 9.06(b); provided that, the failure to give notice in a timely manner as required will not negate or otherwise affect the indemnification obligation of the Indemnifying Party except: (i) to the extent, if any, the Indemnifying Party is actually prejudiced by the failure to give such timely notice, and (ii) as provided in Section 9.09. Each Claim Notice must set forth a reasonable description of the Claim and must contain a statement to the effect that the Indemnified Party giving the notice is making a claim and formal demand for indemnification under this Article IX.

         SECTION 9.07. Third Party Claims. (a) If any third Person notifies an Indemnified Party with respect to any matter that gives rise to a claim for indemnification against the Indemnifying Party under this Article IX, then the Indemnified Party shall promptly transmit to the Indemnifying Party a Claim Notice relating to such Third Party Claim. The failure to give notice in a timely manner as required by the preceding sentence will not negate or otherwise affect the indemnification obligation of the Indemnifying Party except: (i) to the extent, if any, the Indemnifying Party is actually prejudiced by the failure to give such timely notice, and (ii) as provided in Section 9.09. Prior to the expiration of the 45-day period following the Indemnifying Party's receipt of such notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party: (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX, with respect to such Third Party Claim; and (ii) whether the Indemnifying Party elects, at the sole cost and expense of such Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  (b) If an Indemnifying Party notifies an Indemnified Party within the Election Period that the Indemnifying Party does not dispute its potential liability to the Indemnified Party under this Article IX and that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party will have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, and the Indemnifying Party must prosecute the proceedings to a final conclusion or settle the proceedings at the discretion of the Indemnifying Party in accordance with this Section 9.07(b). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided that, without the consent of the Indemnified Party, the Indemnifying Party may not admit or stipulate the liability of any Indemnified Party or bind a party to an injunction or any material future obligation or restriction. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel at the Indemnifying Party's expense in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party has the right to participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.07(b) and shall bear its own costs and expenses with respect to any such participation.

                  (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 9.07 above, the Indemnified Party may defend itself against the Third Party Claim in any manner it reasonably may deem appropriate. In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld), unless the Indemnified Party waives indemnification with respect to the Third Party Claim so settled and adjudicated.

         SECTION 9.08. Subrogation. If any Indemnified Party has a right against a third party (other than an insurance provider of the Indemnified Party and its Affiliates) with respect to any Losses paid to such Indemnified Party by an Indemnifying Party, then such Indemnifying Party shall, to the extent of such payment, be subrogated to the right of such Indemnified Party.

         SECTION 9.09. Exclusive Remedies; Survival of Representations and Warranties; Limitation of Certain Liabilities.

                  (a) The Parties: (i) agree that only actual damages shall be recoverable under this Agreement and (ii) hereby waive any right to recover special, punitive, consequential, incidental or exemplary damages, except to the extent any such Party suffers such damages to an unaffiliated third party in connection with a Third Party Claim, in which event such damages shall be recoverable; provided that the foregoing shall not limit a Party's ability to recover damages for diminution in value as an element of actual damages, whether involving a direct claim against such Party or by an unaffiliated third party. Notwithstanding anything to the contrary in this Agreement (other than Section 7.03(b)), the indemnification provisions of this Agreement shall be the exclusive remedies for any Claim based upon this Agreement or the transactions described herein following Closing except for fraud. In furtherance of the foregoing, and subject to such exceptions, all other remedies available at law or in equity, in tort, contract or otherwise are hereby waived, released and discharged by each Party.

                  (b) Notwithstanding anything to the contrary in this Agreement, neither Party has any indemnification obligation under this Agreement arising from the failure of a representation or warranty made by such Party unless the Claim Notice relevant thereto is delivered to the Indemnifying Party prior to the end of any survival period with respect to such representation and warranty as set forth in Section 9.09(c).

                  (c) Except as provided below, each Party's representations and warranties set forth in this Agreement and any certificate or instrument delivered in connection herewith shall survive the Closing and any investigation by the Parties and, except for the representations and warranties pursuant to Sections 5.01, 5.02, 5.03(a)(i)(A), 6.01, 6.02 and 6.04(a)(i)(A), terminate on the date which is fifteen (15) months after the Closing Date. After termination, a Party may not bring any action or present any Claim for a breach of any such representation or warranty. However, a Party's rights to indemnity will not expire with respect to a bona fide Claim properly asserted in writing before the date which is fifteen (15) months after the Closing Date. The representations and warranties pursuant to Sections 5.01, 5.02, 5.03(a)(i)(A), 6.01, 6.02 and 6.04(a)(i) and the covenants and obligations of the Parties under this Agreement survive the Closing without limitation.

                                    ARTICLE X
                                   TERMINATION

         SECTION 10.01. Termination Events. This Agreement may be terminated by written notice given prior to or at the Closing, such termination to be effective as of the time and date of the other Party's receipt thereof:

                  (a) by any Party 30 days after giving written notice to the other Parties of a material breach of any provision of this Agreement, if the breach has not been cured or waived;

                  (b) by mutual consent of the Parties;

                  (c) by LSG pursuant to Section 7.10; or

                  (d) by any Party if the Closing has not occurred on or before December 31, 2004, subject to Section 7.10.

         SECTION 10.02. Effect of Termination. The following provisions apply if this Agreement is terminated:

                  (a) If the conditions to the Closing set forth in Section 8.02 have been satisfied or waived and TXU Gas fails to close for any reason except pursuant to an express right as set forth herein, LSG will be entitled to exercise all rights and remedies available at law or in equity as a result of such wrongful termination; subject, however, to any applicable provisions of
Section 9.08.

                  (b) If the conditions to the Closing set forth in Section 8.01, other than the receipt of the approvals listed in Schedule 6.04(b), have been satisfied or waived, and LSG fails to close the transactions contemplated by this Agreement before December 31, 2004 for any reason except pursuant to an express right as set forth herein, LSG shall pay TXU Gas $15 million. The failure of LSG to close because of the failure to receive the approvals on
Schedule 6.04(b) will not relieve LSG's payment obligations under this Section. Such payment will be promptly paid by wire-transfer of immediately available funds immediately upon demand by TXU Gas and without any right of setoff. Upon payment by LSG (or LSG's designee) of such amount, LSG will be fully released and discharged from any liability or obligation resulting for its failure to close the transactions contemplated by this Agreement.

                  (c) The Parties agree that the provisions of this Section
10.02 will survive any termination of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01. Entire Agreement. This Agreement, including all exhibits and schedules hereto, supersedes any and all other agreements, oral or written, between the Parties with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the transactions contemplated hereby.

         SECTION 11.02. No Reliance on External Representations. LSG acknowledges that, in determining whether to consummate the transactions described in this Agreement, it has not relied on any representation, warranty or other statement of TXU Gas, or any officer, director, employee, representative or agent of TXU Gas, other than those representations, warranties and statements set forth in this Agreement (including the exhibits and schedules hereto), and the certificates and other instruments delivered pursuant to this Agreement. TXU Gas shall have no liability to LSG or any other Person, resulting from the distribution to LSG, or LSG's use of, any such information relating to TXU Gas, or prepared by or on behalf of TXU Gas, and supplied to LSG before the date hereof, or any information, documents or materials made available to LSG in any data rooms, any presentation or in any other form relating to the business of TXU Gas in connection with the transactions contemplated hereby, except for the representations, warranties and statements set forth herein or in such certificates or other instruments.

         SECTION 11.03. Amendments. This Agreement may only be amended in writing signed by LSG and TXU Gas.

         SECTION 11.04. Waivers. The delay or failure of a Party to exercise any right or to insist on performance of any obligation is not a waiver of that right or obligation, or any similar right or obligation. Waivers are only effective if in writing.

         SECTION 11.05. Parties in Interest. This Agreement is binding upon and will inure to the benefit of the Parties hereto and may not be assigned by any Party, without the prior written consent of the other Parties. Except as expressly provided otherwise in this Agreement, no Person other than the Parties to this Agreement have any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision of this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of LSG Parent from and after the date LSG merges into LSG Parent.

         SECTION 11.06. Notices. All notices, consents, waivers and other communications to be given or made hereunder by any Party to the other Parties ("Notices") must be in writing and: (i) delivered by hand, (ii) mailed by certified mail, postage prepaid, return receipt requested, (iii) sent by telecopy or facsimile transmission, answer back requested, or (iv) sent by express mail, Federal Express, or other express delivery service or courier service, to each Party at its address or telecopy number set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

         If to TXU Gas:

         TXU Gas Company
         Energy Plaza
         1601 Bryan, Suite 4200
         Dallas, TX 75201-3411
         Tel. (214) 486-4690
         Facsimile (214) 486-4235
         Attention:  Mike McCall, President

         with copies to:

         Hunton & Williams LLP
         Energy Plaza
         1601 Bryan, 30th Floor
         Dallas, Texas 75201
         Tel: (214) 979-3000
         Facsimile: (214) 880-0011
         Attention:  Joe A. Davis


         If to LSG:

         LSG Acquisition Corporation
         5430 LBJ Freeway, Suite 1800
         Dallas, Texas 75240-2601
         Tel:  972-855-3716
         Facsimile:  972-855-3080
         Attention:  Louis P. Gregory

         with copies to:

         Gibson, Dunn & Crutcher LLP
         2100 McKinney Avenue, Suite 1100
         Dallas, Texas 75201-6911
         Tel:  214-698-3100
         Facsimile:  214-571-2900
         Attention:  Irwin F. Sentilles, III

Notices are be effective: (i) if delivered in person or by courier, upon receipt at the address referred to above by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received; provided, however, if the transmission is not received during normal business hours on a business day, the notice will be effective as of the next succeeding business day, or (iii) if mailed, the date of delivery as shown by the return receipt therefor. If the date specified in this Agreement for giving any notice or taking any action is not a business day (or if the period during which any notices required to be given or any action taken expires on a date which is not a business day), then the date for giving such notice or taking such action (and the expiration date for such period during which notice is required to be given or action taken) shall be the next day which is a business day.

         SECTION 11.07. Costs. Each party will bear its own fees and expenses incurred in connection with the transactions described in this Agreement except as otherwise provided herein.

         SECTION 11.08. Governing Law and Jurisdiction. This Agreement is governed by and will be construed in accordance with the laws of the State of Texas. Venue for any action arising from this Agreement is proper only if filed in Dallas County, Texas. Each Party submits to the jurisdiction of courts in Dallas County, Texas, without waiving the right to remove to federal court in Dallas County if removal is otherwise proper.

         SECTION 11.09. Incorporation of Exhibits and Schedules; Amendment of Schedules. The annexes and schedules attached to the Agreement or identified in this Agreement are incorporated by this reference and are a part of the Agreement for all purposes. LSG and TXU Gas will, promptly upon becoming aware of any fact, matter, circumstance or event, which fact, matter, circumstance or event arose either (i) on or prior to the date hereof or (ii) after the date hereof but prior to the Closing, in any case, requiring supplementation or amendment of the schedule provided by the Parties attached hereto, supplement or amend such schedules to this Agreement to reflect any fact, matter, circumstance or event, which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such schedules which were or have been rendered inaccurate thereby. If Closing occurs, all supplements and amendments to the schedules provided by the Parties are effective for all purposes, including to (i) amend or supplement the representations and warranties (and corresponding schedules) made as of the date hereof, and (ii) for the purpose of determining (A) satisfaction of the conditions set forth in section 11.09 hereof, and (B) compliance by the Parties with their respective covenants and agreements set forth herein. Until Closing occurs, the amendments or supplements to the Schedules will not be effective and will not cure any breach or excuse any condition to Closing. Nothing in a schedule or in any supplement or amendment is presumed to be material, and may be included for information only.

         SECTION 11.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         SECTION 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.


                  [Remainder of Page Intentionally Left Blank]

         SIGNED THIS 17th day of June, 2004.


                                      TXU GAS COMPANY


                                      By: /s/ MIKE MCCALL
                                          --------------------------------------
                                      Name:   Mike McCall
                                      Title:  President




                                      LSG ACQUISITION CORPORATION


                                      By: /s/ J. PATRICK REDDY
                                          --------------------------------------
                                      Name:   J. Patrick Reddy
                                      Title:  Senior Vice President and Chief
                                              Financial Officer



                                 Signature Page

                                   APPENDIX A

                              Certain Defined Terms

         "Affiliate" means, with respect to any Person, one that, directly or indirectly, controls, is controlled by, or is under common control with, another Person. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreed Rate" means a variable rate per annum equal to the lesser of:
(i) the London Interbank Offered Rate (LIBOR) plus 1%, and (ii) the maximum rate permitted by applicable law. Interest will accrue from the Closing Date to, but not including, the payment date, and shall be calculated on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed during such period.

         "Allocation Schedule" is defined in Section 4.07.

         "Articles of Merger" has the meaning specified in Section 2.02 of this Agreement.

         "Books and Records" is defined in Section 3.01(h).

         "Business" means the business or businesses of TXU Gas related to the purchase, gathering, storage, transmission, distribution and sale of natural gas in the State of Texas and the provision of services related thereto.

         "Capital Expenditures Budget" is defined in Section 7.01(g).

         "Casualty" is defined in Section 7.10.

         "Claim" means all demands, claims, actions, investigations, causes of action, proceedings and arbitrations, whether or not ultimately determined to be valid.

         "Claim Notice" is defined in Section 9.06(b).

         "Closing" is defined in Section 4.02.

         "Closing Date" is defined in Section 4.02.

         "Closing LSG Merger Assets" is defined in Section 4.04(a).

         "Confidentiality Agreement" is defined in Section 7.03.

         "Effective Time" is defined in Section 4.02.

         "Election Period" is defined in Section 9.07(a).

         "Encumbrance" means any lien, pledge, security interest, mortgage, charge, claim, restriction, encumbrance, or other matter that creates or would create an impairment of use or enjoyment of, or loss of interest in the relevant asset.

         "Environmental Laws" means all of the following, as in effect as of the date hereof: federal, state, local and foreign laws or statutes, regulations, rules, codes, ordinances, treaties, orders, decrees, judgments, written agreements entered into with Governmental Authorities, or injunctions issued, promulgated, approved or entered relating to pollution, or protection of the environment or occupational health and safety, including releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes (including, without limitation, oil, asbestos and radiation) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of or exposure to pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, material or wastes, or designed to provide safe and healthful working or living conditions or to reduce occupational or other safety and health hazards.

         "Environmental Liabilities and Costs" means any costs, damages, expenses, liabilities, obligations or other responsibilities arising from or under Environmental Law and consisting of or relating to:

         (a) any environmental, health or safety matters or condition (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) civil fines or, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response action, investigative, remedial, removal or inspection costs and expenses;

         (c) financial responsibility for any required compliance, corrective, investigative or remedial measures;

         (d)      natural resource damages; or

         (e) all costs and expenses incurred as to any inquiry, investigation or judicial or regulatory action or proceeding relating to any of items (a) through (d) above.

         The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq., as amended (CERCLA).

         "Excluded Current Assets" means cash and cash equivalents (as used in the Pro Forma Balance Sheet) and any pre-paid insurance included in other current assets (as used in the Pro Forma Balance Sheet).

         "Excluded Current Liabilities" means any long-term debt due currently (as used in the Pro Forma Balance Sheet), any retiree obligations included in employee related payables (as used in the Pro Forma Balance Sheet), preferred stock dividends (as used in the Pro Forma Balance Sheet) and accrued incentive plan obligations included in other accrued liabilities (as defined in the Pro Forma Balance Sheet).

         "Excluded Subsidiaries" means any and all subsidiaries of TXU Gas listed on Schedule 1.

         "Final Statement of Working Capital" means the unaudited special purpose statement of Final Working Capital of TXU Gas as of the Closing Date, to be prepared in accordance with Section 4.06(b).

         "Financial Statements" is defined in Section 5.04.

         "FIRPTA Affidavit" means an affidavit dated as of the Closing Date, sworn under penalty of perjury, stating that TXU Gas is not a "foreign person" within the meaning of Treasury Regulations section 1.1445-2(b) or other evidence demonstrating that LSG has no withholding liability under Code section 1445.

         "Final Working Capital" means an amount equal to (i) Total Current Assets (less Excluded Assets), (ii) minus Total Current Liabilities (less Excluded Current Liabilities), calculated as of the Closing Date.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time and consistently applied.

         "Governmental Authority" means the United States and any state, county, city or other political subdivision, agency, court or instrumentality.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. Section 18a), as amended.

         "Indemnified Party" is defined in Section 9.06(a).

         "Indemnifying Party" is defined in Section 9.06(a).

         "Intellectual Property" is defined in Section 3.01(f).

         "Knowledge" means, with respect to a Party hereto, the actual knowledge of the officer of such Party in charge of a discrete business area or function having responsibility for the referenced matter, after reasonable inquiry but without investigation.

         "Laws" means any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ordinance, or ruling of any Governmental Authority.

         "Losses" is defined in Section 9.01.

         "Material Adverse Effect" means an occurrence or condition that has a material adverse effect on the TXU Gas Merger Assets or the Business taken as a whole or the operations, liabilities, financial condition or results of operations of the Business, taken as a whole. For purposes of this Agreement, an occurrence or condition will not constitute a Material Adverse Effect if it arises from or is attributable to (a) general business, economic or financial market conditions, (b) from conditions generally affecting the industry in which the Business is conducted, or (c) changes in governmental or legislative laws, rules or regulations.

         "Material Contracts" is defined in Section 5.08.

         "Merger" has the meaning set forth in the Recitals to this Agreement. The Merger will be effected pursuant to this Agreement and will be consummated by the filing, with the Secretary of State of the State of Texas, of the Articles of Merger.

         "LSG Excluded Assets" has the meaning specified in Section 3.02.

         "LSG Indemnified Party" and "LSG Indemnified Parties" is defined in
Section 9.04.

         "LSG Indemnified Liabilities" is defined in Section 9.01.

         "LSG Merger Assets" means One Billion Nine Hundred Twenty-Five Million Dollars ($1.925 Billion), as adjusted pursuant to Section 4.06.

         "LSG Parent" means Atmos Energy Corporation, a Texas and Virginia corporation.

         "LSG Parent Guaranty" shall have the meaning set forth in Section 7.12.

         "LSG Retained Liabilities" has the meaning specified in Section 3.04.

         "Notices" is defined in Section 11.06.

         "Operating Contracts" is defined in Section 3.01(c).

         "Ordinary Course of Business" means the ordinary course of the business, consistent with TXU Gas' past custom and practice.

         "Permits" is defined in Section 5.05.

         "Permitted Encumbrance" means any of the following: (i) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith and for which TXU Gas is responsible hereunder; (ii) any obligations or duties reserved to or vested in any Governmental Authority to regulate any TXU Gas Merger Asset in any manner; (iii) the terms and conditions of the Operating Contracts, to the extent that the terms thereof may be interpreted as an Encumbrance on any TXU Gas Merger Asset; (iv) all immaterial rights to consent by, required notices to, filings with or other actions by, Governmental Authorities in connection with the Merger to the extent such consents are customarily obtained after Closing; (v) any required third-party consents to assignment and similar agreements and obligations with respect to which, prior to the Closing: (A) waivers or consents have been obtained from the appropriate party, (B) the applicable period of time for asserting such rights has expired without any exercise of such rights, or (C) arrangements have been made under Section 3.07 to allow LSG to receive substantially the same economic benefits as if all such waivers and consents had been obtained; (vi) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface obligations, including (without limitation): pipelines, grazing, canals, ditches, reservoirs, or the like, conditions, covenants or other restrictions, and easements of or for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and any other easements and rights-of-way on, over or in respect of any of the TXU Gas Merger Assets that are not reasonably expected to have a Material Adverse Effect; and (vii) materialmen's, mechanics', repairmen's, employees', contractors', operators', tax and other similar liens or charges arising in the Ordinary Course of Business incidental to construction, maintenance or operation of any of the TXU Gas Merger Assets: (A) if they have not been filed pursuant to law, (B) if filed, they have not yet become due and payable, or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith in the Ordinary Course of Business by appropriate action and for which TXU Gas is responsible, hereunder, provided that, except as described in clause (i) above, Permitted Encumbrances shall not include any liability or obligation (or encumbrance related thereto) that constitutes a TXU Gas Retained Liability.

         "Person" means any natural person, firm, partnership, association, corporation, limited liability company, trust, entity, public body or government.

         "Personal Property" is defined in Section 3.01(b).

         "Preliminary Statement of Working Capital" means the unaudited special purpose statement of Preliminary Working Capital of TXU Gas as of the Closing Date, to be prepared in accordance with Section 4.06(b).

         "Preliminary Working Capital" means an amount equal to (i) Total Current Assets (less Excluded Assets), (ii) minus Total Current Liabilities (less Excluded Liabilities), calculated as of the Closing Date.

         "Pro Forma Balance Sheet" means the balance sheet for quarter-ended March 31, 2004, representing the TXU Gas Merger Assets and TXU Gas Merger Liabilities as set forth on Schedule 2.

         "Pro Forma Balance Sheet Working Capital" means $121,162,787, being the amount equal to (i) Total Current Assets (less Excluded Current Assets), minus
(ii) Total Current Liabilities (less Excluded Current Liabilities), calculated as of the date of the Pro Forma Balance Sheet.

         "Real Property" is defined in Section 3.01(a).

         "Reasonable Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved expeditiously; provided, however, that an obligation to use Reasonable Efforts under this Agreement does not require the applicable Party to incur any unreasonable cost or expense in connection therewith.

         "SEC" means the United States Securities and Exchange Commission.

         "Statement of Objections" has the meaning given such term in Section 4.06(b) hereof.

         "Taxes" or "Tax" means any and all taxes, fees, levies, duties, tariffs, imposts and other assessments, including, without limitation, federal, state, local, and foreign income, gross receipts, franchise (excluding any franchise fees or taxes payable to cities, towns, or other municipalities pursuant to franchise agreements), earned surplus, windfall profits, severance, excise, real or personal property, sales, use, withholding, social security, occupation, service, service use, value added, license, capital, net worth, payroll, employment or similar taxes, imposed by any Governmental Authority, together with any interest, penalties or additions to tax and any additional amounts imposed with respect thereto.

         "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

         "Tax Return" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Internal Revenue Code or any other Law relating to any Tax, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

         "Texas Law" means the Texas Business Corporation Act, as amended, or any successor statutes and any regulations promulgated thereunder.

         "Third Party Claim" means a Claim asserted against an Indemnified Party by a Person other than a Party to this Agreement or any Affiliate thereof.

         "Total Current Assets" means the total of the amounts corresponding to the line items included in Current Assets (as used in the Pro Forma Balance Sheet).

         "Total Current Liabilities" means the total of the amounts corresponding to the line items included in Current Liabilities (as used in the Balance Sheet).

         "Transfer Requirement" is defined in Section 3.07.

         "Transfer Taxes" means all Taxes (other than Taxes measured by net income) incurred or imposed by reason of the Merger, regardless of upon whom such Taxes are levied or imposed by

Law, including sales and use Taxes, real property transfer Taxes, excise Taxes, and stamp, documentary, filing, recording, permit, license, or authorization duties or fees; provided that Transfer Taxes do not include any such Taxes incurred or imposed by reason of any transfers or other transactions between TXU Gas and any of its Affiliates, whether or not contemplated hereby or in connection therewith.

         "Transferred Suspense Funds" is defined in Section 3.01(g).

         "Transitional Services Agreement" is defined in Section 4.03.

         "TXU Gas Excluded Assets" is defined in Section 3.02

         "TXU Gas Indemnified Party" and "TXU Gas Indemnified Parties" is defined in Section 9.01.

         "TXU Gas Indemnified Liabilities" is defined in Section 9.01.

         "TXU Gas Merger Assets" is defined in Section 3.01.

         "TXU Gas Merger Liabilities" means: (i) all Losses and obligations arising out of or relating to the ownership, use, construction, maintenance, condition or operation of the TXU Gas Merger Assets before or after the Effective Time, except for the TXU Gas Retained Liabilities; (ii) all obligations and liabilities relating to litigation disclosed in Schedule 5.10 and not expressly designated thereon as a TXU Gas Retained Liability; (iii) all Losses and obligations arising out of LSG's, its representatives', agents' or contractors' presence on or access to any of the TXU Gas Merger Assets before the Closing; (iv) all liabilities for Transfer Taxes; (v) all Environmental Liabilities and Costs that are related to the TXU Gas Merger Assets; and (vi) and all obligations under or arising out of LSG's or its representatives, agents' or contractors' presence on, access to or use or location of assets on any right-of-way or easement referred to in Section 7.08.

         "TXU Gas Parent" means TXU Corp., a Texas corporation.

         "TXU Gas Parent Guaranty" shall have the meaning set forth in Section 7.12.

         "TXU Gas Retained Liabilities" means: (i) all liabilities and obligations arising out of or relating to the ownership, use, construction, maintenance, condition or operation of the TXU Gas Excluded Assets; (ii) the litigation (if any) disclosed in Schedule 5.10 and expressly designated thereon as a TXU Gas Retained Liability; (iii) all fines and penalties incurred with respect to any TXU Gas Merger Asset before the Effective Time and assessed by a Governmental Authority (whether assessed before or after the Effective Time);
(iv) except as otherwise provided in this Agreement, all employee benefit and welfare plan liabilities and obligations and all claims and liabilities arising out of the employment relationship with TXU Gas or its Affiliates for the employees and former employees of TXU Gas or its Affiliates and their beneficiaries, or the termination of employment of any of such employees, including (without limitation) all pension (including, without limitation, any and all liabilities under Title IV of the Employee Retirement

Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), retirement, severance, health (including, without limitation, health care continuation coverage under Section 4980B of the Code and Section 601 et.seq. of ERISA), vacation and other benefit and employment-related liabilities and obligations (including, without limitation, all liabilities and obligations to retirees of TXU Gas or its Affiliates and their beneficiaries), and compliance with all laws in connection therewith, in each case, relating to any period on or before the Effective Time; (v) all Tax liabilities of TXU Gas or its Affiliates relating to any period on or before the Effective Time (other than Transfer Taxes); (vi) any liability or obligation owing to any Affiliate other than obligations arising after the Effective Time under Operating Contracts; (vii) any indebtedness for money borrowed, reimbursed obligations in respect of letters of credit or obligations in respect of securitization transactions, including without limitation the Excluded Current Liabilities; (viii) all Environmental Liabilities and Costs that are not related to any TXU Gas Merger Asset; and (ix) all Losses and obligations arising out of TXU Gas' or its Affiliates', or their representatives', agents' or contractors' presence on, access to or use or location of assets on any right-of-way or easement referred to in Section 3.02(j).

                                                                       EXHIBIT A

                               ARTICLES OF MERGER
                                       OF
                                 TXU GAS COMPANY
                                       AND
                           LSG ACQUISITION CORPORATION

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations hereby adopt the following Articles of Merger for the purpose of merging TXU Gas Company with LSG Acquisition Corporation ("LSG"), in accordance with the provisions of the Texas Business Corporation Act, with TXU Gas Company and LSG being the surviving entities.

                                    ARTICLE 1

The names and states of organization of each entity that is a party to the Agreement and Plan of Merger are:

Name                           Type of Entity                     State
----                           --------------                     -----

TXU Gas Company                Corporation                        Texas

LSG                            Corporation                        Texas

                                    ARTICLE 2

An Agreement and Plan of Merger was approved in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the merger of TXU Gas Company and LSG with TXU Gas Company and LSG being the surviving entities.

                                    ARTICLE 3

No amendments to the articles of incorporation of TXU Gas Company or LSG are desired to be effected by the merger.

                                    ARTICLE 4

Executed copies of the Agreement and Plan of Merger are on file at the principal place of business of each of TXU Gas Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, and LSG, Three Lincoln Centre, Suite 1800, Dallas, Texas 75201.

                                    ARTICLE 5

A copy of the Agreement and Plan of Merger will be furnished by TXU Gas Company and LSG, on written request and without cost, to any shareholder of TXU Gas Company or LSG, and to any creditor or obligee of TXU Gas Company and LSG at the time of the merger if such obligation is then outstanding.

                                    ARTICLE 6

As to TXU Gas Company, the approval of whose shareholders is required, the number of shares outstanding is [449,631].

As to TXU Gas Company, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Agreement and Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for or against the Agreement and Plan of Merger, are as follows:

    Total Voted       Total Voted      Class             Number of
    For               Against          or Series         Shares Entitled
    -----------       -----------      ---------         to Vote as Class
                                                         or Series
                                                         ----------------
                                                         Voted    Voted
                                                         For      Against
                                                         -----    -------

    [449,631]             0              Common           N/A       N/A

                                    ARTICLE 7

As to LSG, the approval of whose shareholders is required, the number of shares outstanding is [1,000].

As to LSG, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Agreement and Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for or against the Agreement and Plan of Merger, are as follows:

    Total Voted       Total Voted      Class             Number of
    For               Against          or Series         Shares Entitled
    -----------       -----------      ---------         to Vote as Class
                                                         or Series
                                                         ----------------
                                                         Voted    Voted
                                                         For      Against
                                                         -----    -------
      [1,000]               0            Common           N/A       N/A

                                    ARTICLE 8

The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Texas and by the constituent documents of each of the parties thereto.

                                    ARTICLE 9

The merger will become effective upon the issuance of the certificate of merger by the Secretary of State in accordance with the provisions of Article 5.05 of the Texas Business Corporation Act.

Dated:
      --------------

                                              TXU GAS COMPANY



                                              By:
                                                 -------------------------------

                                                 ---------------

                                                 ---------------

                                              LSG ACQUISITION CORPORATION



                                              By:
                                                 -------------------------------

                                                 ---------------

                                                 ---------------

                                                                     EXHIBIT B-1


                         TRANSITIONAL SERVICES AGREEMENT


         THIS TRANSITIONAL SERVICES AGREEMENT (this "Agreement") is entered into as of ___________, 2004 (the "Execution Date"), by and between TXU Gas Company ("TXU Gas") and Atmos Energy Corporation ("Atmos Energy"). TXU Gas and Atmos Energy are referred to collectively as the "Parties" and individually as a "Party".

         WHEREAS, the Parties desire that TXU Gas continue to provide the services set forth in this Agreement to Atmos Energy for a transition period after the Execution Date.

         NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

                                    ARTICLE I
                                    SERVICES

         1.1 The Services. TXU Gas shall provide or cause to be provided to Atmos Energy the Services set forth in Schedule 1. The Party providing or causing to be provided the Services hereunder shall be referred to herein as the "Service Provider" and the Party receiving such Services shall be referred to herein as the "Service Recipient."

         1.2 Service Parameters. The Service Provider shall provide and the Service Recipient shall accept the Services, to the extent, but only to the extent, that such Services were provided (by the Service Provider or by employees transferred to the Service Provider) immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties. The Service Provider shall only be obligated to provide the Services under the personnel availability conditions that such Services were provided by the Service Provider immediately prior to the Execution Date. Furthermore, the Services will be available only for purposes of supporting the conduct of business substantially in the manner it was conducted immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties.

         1.3 Impracticability. The Service Provider shall not be required to provide any Service to the extent the performance of such Service (a) becomes impracticable, in any material respect, as a result of a cause or causes outside the reasonable control of the Service Provider, (b) would require the Service Provider to violate any applicable laws, rules, or regulations, or (c) would result in the breach of any agreement or other applicable contract existing on the Execution Date.

         1.4 Information to be Furnished to Service Provider. The Service Recipient agrees to provide the Service Provider in a timely manner with information necessary for, or reasonably requested by, the Service Provider to provide the Services required to be provided by the Service Provider hereunder.

         1.5 Additional Resources. In providing the Services, the Service Provider shall not be obligated to (a) hire any additional employees, (b) maintain the employment of any specific employee, or (c) purchase, lease or license any additional equipment or materials.

                                   ARTICLE II
                              TERM AND TERMINATION

         2.1 Term. The Services shall commence on the date this Agreement is executed and continue for an initial term of one (1) year, and month to month thereafter until canceled by either Party with at least thirty (30) days' prior written notice.

         2.2 Termination. Before the expiration of the initial term, the performance of any particular Service may be terminated by either Party at any time by providing at least ninety (90) days' prior written notice to the other Party. Furthermore, this Agreement or the performance of any Service may be terminated by the mutual written consent of the Parties at any time.

                                   ARTICLE III
                                  COMPENSATION

         3.1 Charges For Services. The charge for each Service will be calculated upon TXU Gas' actual costs to provide such Service, provided that the total cost of all Services provided hereunder, unless otherwise mutually agreed by the Parties, will not exceed $26,000,000 for the initial term of one (1) year as set forth in Section 2.1.

         3.2 Payment Terms. The Service Provider shall bill the Service Recipient monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation supporting such charges. Such invoices shall be paid within ten (10) days after receipt. Late payments shall bear interest at the lesser of: (i) the Prime Rate as reported under "Money Rates" in the Wall Street Journal plus 4%, or (ii) the maximum rate allowed by law. The Service Provider may suspend its performance of this Agreement at any time, and for such time, as undisputed charges due to the Service Provider remain outstanding more than thirty (30) days after the receipt of any such invoice. The term of this Agreement shall not be extended by the amount of time of any suspension under this Section 3.2.

                                   ARTICLE IV
                      GENERAL OBLIGATIONS; STANDARD OF CARE

         4.1 Performance Standards. The Service Provider shall, to the extent applicable, use its reasonable commercial efforts to provide the Services in accordance with its policies, procedures, and practices in effect immediately prior to the Execution Date and, in providing the Services, shall exercise the same degree of care and skill as it exercises in performing similar services for itself.

         4.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH HEREIN, THE SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS

FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

         4.3 Indemnification by the Service Recipient. With respect to the Services provided under this Agreement, the Service Recipient shall indemnify, defend, and hold harmless the Service Provider, as applicable, its officers, employees, agents, and consultants from and against any and all liabilities that arise out of, or result from, the provision of Services by the Service Provider in accordance with this Agreement, other than liabilities arising solely from the gross negligence or willful misconduct of the Service Provider or its agents or employees. Additionally, each Party will maintain policies of insurance with coverages, limits and deductibles that are reasonable and customary within the industry.

         4.4 Good Faith Cooperation. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.

         4.5 Confidentiality. It is understood that from time to time in the performance of this Agreement, that the Parties may receive, or have access to, confidential or proprietary information of the other Party. As such, each Party agrees to keep any such information confidential and not to disclose such confidential information to third parties. Notwithstanding the forgoing, each Party will have the right to make such disclosures, if any, to governmental agencies, courts of law and to its affiliates, attorneys, auditors and accountants, as may be reasonably necessary. In the event a Party is required to provide such confidential information in a proceeding before a governmental agency or court of law, then such Party will immediately notify the other Party, who may seek a protective order or confidentiality agreement, whichever is applicable, and the Party in possession of such confidential information will fully cooperate with the other Party in such efforts. In the event a Party discloses such confidential information to its affiliates, attorneys, auditors or accountants, then such Party will nevertheless continue to have the obligation to protect such confidential information of the other Party, and will remain liable for any failure to do so.

                                    ARTICLE V
                        RELATIONSHIP BETWEEN THE PARTIES

         The relationship between the Parties established under this Agreement with respect to Services provided is that of independent contractors, and neither Party shall be deemed an employee, agent, partner, or joint venturer of or with the other. The Service Provider will, subject to reimbursement pursuant to Article III, be solely responsible for the payment of any employment-related taxes, insurance premiums, or employment benefits in respect of the performance of the Services by the Service Provider personnel under this Agreement.

                                   ARTICLE VI
                                 SUBCONTRACTORS

         The Service Provider may engage one or more subcontractors to perform all or any portion of its duties under this Agreement, provided that the Service Provider remains responsible for the performance of each such subcontractor in accordance with this Agreement, and the charges for the Services delegated to a subcontractor shall be the lesser of (a) the amount charged by the subcontractor or (b) the amount that would have been payable to the Service Provider under Article III above if the Service Provider had provided such Services.

                                   ARTICLE VII
                                  FORCE MAJEURE

         The Service Provider will be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. For the purposes of this Agreement, "Force Majeure" means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance, including, without limitation: any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or labor or material shortage or interruption; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war, or rebellion; or any action or restraint by court order or public or governmental authority or lawfully established civilian authorities.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Entire Agreement. This Agreement and the Schedule attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         8.2 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters, without regard to principles of conflicts of laws that would require the application of the law of another state.

         8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 Notices. Any notice, demand, offer, request, or other communication required or permitted to be given by either Party pursuant to the terms of this Agreement shall sent to the other Party's address set forth below, and will be deemed to be received: (i) when placed in the United States Mail, postage pre-paid, if mailed; or (ii) when actually received, if delivered by any other means:

   TXU Gas Company                       Atmos Energy Corporation
   1601 Bryan Street                     1800 Three Lincoln Centre
   42nd Floor                            5430 LBJ Freeway
   Dallas, Texas 75201                   Dallas, Texas 75240

         8.5 Assignability; Third-Party Beneficiaries. Neither Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party's prior written consent, which consent will not be unreasonably withheld; provided, however, either Party may transfer its interests, rights and obligations under this Agreement without consent to (i) any parent, (ii) any affiliate, (iii) any individual, bank, trustee, company or corporation as security for any note, notes, bonds or other obligations or securities of such assignor; or (iv) any party that acquires all or substantially all of the transferring Party's assets. Each Party shall cause the transferee of any assets necessary for the provision of any Services hereunder or of any documents or records to which either party may be entitled to access hereunder to be bound by the terms of this Agreement with respect thereto. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives and permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8.6 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.7 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.8 Amendment. No change or amendment will be made to this Agreement except by a written instrument signed on behalf of each of the Parties hereto.

         8.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

         IN WITNESS WHEREOF, the Parties have signed this Transitional Services Agreement effective as of the Execution Date.


                                        TXU Gas Company


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        Atmos Energy Corporation


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                              Schedule 1: Services


o        Billing and Customer Information Services

         The processing of information and data for customer accounts, calculations, preparation of bill print-ready files, and other activities in support of related processes.

o        Bill Printing and Mailing

         The preparation of bills for mailing to customers and the mailing of bills complete with inserts, where appropriate.

o        Remittance Processing

         The collection and clearing of payments by customer account.

o        Collections

         The process of providing support to collect funds from past due customer accounts.

o        Customer Care Services

         The handling of all customer communications.

o        New Construction Management

         The process of working with contractors and builders to establish the customer's premises in the System (as defined below) and schedule work orders for gas underground and gas meter installation.

o        Reporting

         Information reports as currently provided or available.

o        Account Manager Services

         A single point of contact within TXU Gas or its designee for handling requests from Atmos and providing information to Atmos.

o        Software Services

         Normal quarterly updates of TXU Energy's computer networks, software, and databases used to provide Customer Services (the "System"), that have been transferred to Atmos Energy.

o        System Changes

         Any changes to the System that are reasonably necessary to comply with regulatory requirements applicable to the TXU Gas assets transferred to Atmos Energy.

                                                                     EXHIBIT B-2


                         TRANSITIONAL SERVICES AGREEMENT


         THIS TRANSITIONAL SERVICES AGREEMENT is entered into as of ___________, 2004 (the "Execution Date"), by and between Oncor Utility Solutions (Texas) Company ("OUS") and Atmos Energy Corporation ("Atmos Energy"). OUS and Atmos Energy are referred to collectively as the "Parties" and individually as a "Party".

         WHEREAS, TXU Gas has utilized resources shared with TXU Electric Delivery Company, and in order to effectuate such sharing after the Execution Date, in accordance with the Resource Sharing Agreement between TXU Electric Delivery Company and OUS on file with the Public Utility Commission of Texas and dated January 17, 2002, Atmos Energy shall hereafter obtain such shared resources from OUS.

         NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

                                    ARTICLE I
                                    SERVICES

         1.1 The Services. OUS shall provide or cause to be provided to Atmos Energy the Services set forth in Schedule 1. The Party providing or causing to be provided the Services hereunder shall be referred to herein as the "Service Provider" and the Party receiving such Services shall be referred to herein as the "Service Recipient."

         1.2 Service Parameters. The Service Provider shall provide and the Service Recipient shall accept the Services, to the extent, but only to the extent, that such Services were provided by employees shared between TXU Electric Delivery Company and the Service Provider immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties. The Service Provider shall only be obligated to provide the Services under the personnel availability conditions that such Services were provided by the Service Provider immediately prior to the Execution Date. Furthermore, the Services will be available only for purposes of supporting the conduct of business substantially in the manner it was conducted immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties.

         1.3 Impracticability. The Service Provider shall not be required to provide any Service to the extent the performance of such Service (a) becomes impracticable, in any material respect, as a result of a cause or causes outside the reasonable control of the Service Provider, (b) would require the Service Provider to violate any applicable laws, rules, or regulations, or (c) would result in the breach of any agreement or other applicable contract existing on the Execution Date.

         1.4 Information to be Furnished to Service Provider. The Service Recipient agrees to provide the Service Provider in a timely manner with information necessary for, or reasonably requested by, the Service Provider to provide the Services required to be provided by the Service Provider hereunder.

         1.5 Additional Resources. In providing the Services, the Service Provider shall not be obligated to (a) hire any additional employees, (b) maintain the employment of any specific employee, or (c) purchase, lease or license any additional equipment or materials.

         1.6 Communication Sites. OUS will provide, or cause to be provided to Atmos Energy, access to the communication towers and sites that are utilized by TXU Gas Company immediately prior to the Execution Date and that are owned by subsidiaries of TXU Corp.

                                   ARTICLE II
                              TERM AND TERMINATION

         2.1 Term. The Services shall commence on the date this Agreement is executed and continue for an initial term of one year, and month to month thereafter until canceled by either Party with at least 30 days' prior written notice to the other Party.

         2.2 Termination. Before the expiration of the initial term, the performance of any particular Service may be terminated by either Party at any time by providing ninety (90) days' prior written notice to the other Party. Furthermore, this Agreement or the performance of any Service may be terminated by the mutual written consent of the Parties at any time.

                                   ARTICLE III
                                  COMPENSATION

         3.1 Charges For Services. The charge for each Service will be calculated upon OUS' Services' actual costs to provide such Service, unless otherwise mutually agreed by the Parties.

         3.2 Payment Terms. The Service Provider shall bill the Service Recipient monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation supporting such charges. Such invoices shall be paid within ten (10) days after receipt. Late payments shall bear interest at the lesser of: (i) the Prime Rate as reported under "Money Rates" in the Wall Street Journal plus 4%, or (ii) the maximum rate allowed by law. Either Party may suspend its performance of this Agreement at any time, and for such time, as undisputed charges due to such Party remain outstanding more than thirty (30) days after the receipt of any such invoice. The term of this Agreement shall not be extended by the amount of time of any suspension under this Section 3.2.

                                   ARTICLE IV
                      GENERAL OBLIGATIONS; STANDARD OF CARE

         4.1 Performance Standards. The Service Provider shall, to the extent applicable, use its reasonable commercial efforts to provide the Services in accordance with the policies, procedures, and practices in effect with respect to shared resources immediately prior to the Execution Date and, in providing the Services, shall exercise the same degree of care and skill as it exercises in performing similar services for itself.

         4.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH HEREIN, THE SERVICE PROVIDER MAKES NO REPRESENTATIONS OR

WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

         4.3 Indemnification by the Service Recipient. With respect to the Services provided under this Agreement, the Service Recipient shall indemnify, defend, and hold harmless the Service Provider, as applicable, its officers, employees, agents, and consultants from and against any and all liabilities that arise out of, or result from, the provision of Services by the Service Provider, in accordance with this Agreement, other than liabilities arising solely from the gross negligence or willful misconduct of the Service Provider, as applicable, or its agents or employees. Additionally, each Party will maintain policies of insurance with coverages, limits and deductibles that are reasonable and customary within the industry.

         4.4 Good Faith Cooperation. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.

         4.5 Confidentiality. It is understood that from time to time in the performance of this Agreement, that the Parties may receive, or have access to, confidential or proprietary information of the other Party. As such, each Party agrees to keep any such information confidential and not to disclose such confidential information to third parties. Notwithstanding the forgoing, each Party will have the right to make such disclosures, if any, to governmental agencies, courts of law and to its affiliates, attorneys, auditors and accountants, as may be reasonably necessary. In the event a Party is required to provide such confidential information in a proceeding before a governmental agency or court of law, then such Party will immediately notify the other Party, who may seek a protective order or confidentiality agreement, whichever is applicable, and the Party in possession of such confidential information will fully cooperate with the other Party in such efforts. In the event a Party discloses such confidential information to its affiliates, attorneys, auditors or accountants, then such Party will nevertheless continue to have the obligation to protect such confidential information of the other Party, and will remain liable for any failure to do so.

                                    ARTICLE V
                        RELATIONSHIP BETWEEN THE PARTIES

         The relationship between the Parties established under this Agreement with respect to Services provided is that of independent contractors, and neither Party shall be deemed an employee, agent, partner, or joint venturer of or with the other. The Service Provider will, subject to reimbursement pursuant to Article III, be solely responsible for the payment of any employment-related taxes, insurance premiums, or employment benefits in respect of the performance of the Services by the Service Provider personnel under this Agreement.

                                   ARTICLE VI
                                 SUBCONTRACTORS

         The Service Provider may engage one or more subcontractors to perform all or any portion of its duties under this Agreement, provided that the Service Provider remains responsible for the performance of each such subcontractor in accordance with this Agreement, and the charges for the Services delegated to a subcontractor shall be the lesser of (a) the amount charged by the subcontractor or (b) the amount that would have been payable to the Service Provider under Article III above if the Service Provider had provided such Services.

                                   ARTICLE VII
                                  FORCE MAJEURE

         The Service Provider will be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. For the purposes of this Agreement, "Force Majeure" means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance, including, without limitation: any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or labor or material shortage or interruption; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war, or rebellion; or any action or restraint by court order or public or governmental authority or lawfully established civilian authorities.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         8.2 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters, without regard to principles of conflicts of laws that would require the application of the law of another state.

         8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 Notices. Any notice, demand, offer, request, or other communication required or permitted to be given by either Party pursuant to the terms of this Agreement shall sent to the other Party's address set forth below, and will be deemed to be received: (i) when placed in the United States Mail, postage pre-paid, if mailed; or (ii) when actually received, if delivered by any other means:

   Oncor Utility Solutions (Texas) Company        Atmos Energy Corporation
   1601 Bryan Street                              1800 Three Lincoln Centre
   42nd Floor                                     5430 LBJ Freeway
   Dallas, Texas 75201                            Dallas, Texas 75240

         8.5 Assignability; Third-Party Beneficiaries. Neither Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party's prior written consent, which consent will not be unreasonably withheld; provided, however, either Party may transfer its interests, rights and obligations under this Agreement without consent to (i) any parent, (ii) any affiliate, (iii) any individual, bank, trustee, company or corporation as security for any note, notes, bonds or other obligations or securities of such assignor; or (iv) any party that acquires all or substantially all of the transferring Party's assets. Each Party shall cause the transferee of any assets necessary for the provision of any Services hereunder or of any documents or records to which either party may be entitled to access hereunder to be bound by the terms of this Agreement with respect thereto. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives and permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8.6 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.7 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.8 Amendment. No change or amendment will be made to this Agreement except by a written instrument signed on behalf of each of the Parties hereto.

         8.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

         IN WITNESS WHEREOF, the Parties have signed this Transitional Services Agreement effective as of the Execution Date.


                                    Oncor Utility Solutions (Texas) Company


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    Atmos Energy Corporation


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                   Schedule 1

o        Meter Reading Services

         OUS provides meter reading services for TXU Gas customers. OUS will charge TXU Gas an equitable amount of the costs incurred for providing these services based on hours worked.

o        Project Management Design Services

         OUS provides TXU Gas limited engineering services. These limited services include the project management, engineering, design, estimating and mapping of construction projects.

o        Asset Management

         OUS provides to TXU Gas certain services related to operating activities. These services include activities such as resource management, information and records management, forecasting, investment strategy and materials management services. Other activities may be performed on an as needed basis and tracked through projects and charged to TXU Gas based on actual costs incurred.

o        Relationship Management/Electric Operations

         OUS provides TXU Gas certain services which are managed for both electric and gas. These services include providing relationship management with city and local authorities, certain customer service responses, and gas curtailment notifications.

o        Financial Planning Services

         OUS provides financial planning services associated with TXU Gas strategic planning, consolidation of financial and business plan information from regulated business units for TXU Gas, and financial analysis dealing with the valuation of assets that TXU Gas would buy or sell.

o        Human Resources Services

         OUS provides limited human resource services to TXU Gas. These services are primarily related to the supervision of HR activities.

o        Property Services

         Several subsidiaries of TXU Corp. own and lease facilities that are shared with TXU Gas. OUS will charge TXU Gas for an equitable portion of these shared facilities costs, based on square footage utilization.

o        Accounting Services

         OUS will charge TXU Gas for accounting services. These charges include but are not limited to corporate accounting, regulatory, management support and other accounting support services.

o        OUS Regulatory Affairs

         OUS charges TXU Gas for regulatory activities such as filing at the Commission, report preparations and compliance advice.

o        Other Services, including:

         >>  Right of way and property management,

         >>  Environmental services,

         >>  Health and safety support,

         >>  Procurement of goods and services, and

         >>  Technical dispatch services.

                                                                     EXHIBIT B-3


                         TRANSITIONAL SERVICES AGREEMENT


         THIS TRANSITIONAL SERVICES AGREEMENT is entered into as of ___________, 2004 (the "Execution Date"), by and between TXU Business Services Company ("TXU Business Services") and Atmos Energy Corporation ("Atmos Energy"). TXU Business Services and Atmos Energy are referred to collectively as the "Parties" and individually as a "Party".

         WHEREAS, TXU Gas Company ("TXU Gas") has utilized certain services provided by TXU Business Services (the "Services");

         WHEREAS, the Parties desire that TXU Business Services continue to provide such Services to Atmos Energy for a transition period after the Execution Date.

         NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

                                    ARTICLE I
                                    SERVICES

         1.1 The Services. TXU Business Services shall provide or cause to be provided to Atmos Energy the Services set forth in Schedule 1. The Party providing or causing to be provided the Services hereunder shall be referred to herein as the "Service Provider" and the Party receiving such Services shall be referred to herein as the "Service Recipient."

         1.2 Service Parameters. The Service Provider shall provide and the Service Recipient shall accept the Services, to the extent, but only to the extent, that such Services were provided (by the Service Provider or by employees transferred to the Service Provider) immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties. The Service Provider shall only be obligated to provide the Services under the personnel availability conditions that such Services were provided by the Service Provider immediately prior to the Execution Date. Furthermore, the Services will be available only for purposes of supporting the conduct of business substantially in the manner it was conducted immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties.

         1.3 Impracticability. The Service Provider shall not be required to provide any Service to the extent the performance of such Service (a) becomes impracticable, in any material respect, as a result of a cause or causes outside the reasonable control of the Service Provider, (b) would require the Service Provider to violate any applicable laws, rules, or regulations, or (c) would result in the breach of any agreement or other applicable contract existing on the Execution Date.

         1.4 Information to be Furnished to Service Provider. The Service Recipient agrees to provide the Service Provider in a timely manner with information necessary for, or reasonably requested by, the Service Provider to provide the Services required to be provided by the Service Provider hereunder.

         1.5 Additional Resources. In providing the Services, the Service Provider shall not be obligated to (a) hire any additional employees, (b) maintain the employment of any specific employee, or (c) purchase, lease or license any additional equipment or materials.

                                   ARTICLE II
                              TERM AND TERMINATION

         2.1 Term. The Services shall commence on the date this Agreement is executed and continue for an initial term of one year, and month to month thereafter until canceled by either Party with at least thirty (30) days' prior written notice.

         2.2 Termination. Before the expiration of the initial term, the performance of any particular Service may be terminated by either Party at any time by providing at least ninety (90) days' prior written notice to the other Party. Furthermore, this Agreement or the performance of any Service may be terminated by the mutual written consent of the Parties at any time.

                                   ARTICLE III
                                  COMPENSATION

         3.1 Charges For Services. The charge for each Service will be calculated upon TXU Business Services' actual costs to provide such Service, unless otherwise mutually agreed by the Parties.

         3.2 Payment Terms. The Service Provider shall bill the Service Recipient monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation supporting such charges. Such invoices shall be paid within ten (10) days after receipt. Late payments shall bear interest at the lesser of: (i) the Prime Rate as reported under "Money Rates" in the Wall Street Journal plus 4%, or (ii) the maximum rate allowed by law. The Service Provider may suspend its performance of this Agreement at any time, and for such time, as undisputed charges due to the Service Provider remain outstanding more than thirty (30) days after the receipt of any such invoice. The term of this Agreement shall not be extended by the amount of time of any suspension under this Section 3.2.

                                   ARTICLE IV
                      GENERAL OBLIGATIONS; STANDARD OF CARE

         4.1 Performance Standards. The Service Provider shall, to the extent applicable, use its reasonable commercial efforts to provide the Services in accordance with its policies, procedures, and practices in effect immediately prior to the Execution Date and, in providing the Services, shall exercise the same degree of care and skill as it exercises in performing similar services for itself.

         4.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH HEREIN, THE SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS

FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

         4.3 Indemnification by the Service Recipient. With respect to the Services provided under this Agreement, the Service Recipient shall indemnify, defend, and hold harmless the Service Provider, as applicable, its officers, employees, agents, and consultants from and against any and all liabilities that arise out of, or result from, the provision of Services by the Service Provider in accordance with this Agreement, other than liabilities arising solely from the gross negligence or willful misconduct of the Service Provider or its agents or employees. Additionally, each Party will maintain policies of insurance with coverages, limits and deductibles that are reasonable and customary within the industry.

         4.4 Good Faith Cooperation. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.

         4.5 Confidentiality. It is understood that from time to time in the performance of this Agreement, that the Parties may receive, or have access to, confidential or proprietary information of the other Party. As such, each Party agrees to keep any such information confidential and not to disclose such confidential information to third parties. Notwithstanding the forgoing, each Party will have the right to make such disclosures, if any, to governmental agencies, courts of law and to its affiliates, attorneys, auditors and accountants, as may be reasonably necessary. In the event a Party is required to provide such confidential information in a proceeding before a governmental agency or court of law, then such Party will immediately notify the other Party, who may seek a protective order or confidentiality agreement, whichever is applicable, and the Party in possession of such confidential information will fully cooperate with the other Party in such efforts. In the event a Party discloses such confidential information to its affiliates, attorneys, auditors or accountants, then such Party will nevertheless continue to have the obligation to protect such confidential information of the other Party, and will remain liable for any failure to do so.

                                    ARTICLE V
                        RELATIONSHIP BETWEEN THE PARTIES

         The relationship between the Parties established under this Agreement with respect to Services provided is that of independent contractors, and neither Party shall be deemed an employee, agent, partner, or joint venturer of or with the other. The Service Provider will, subject to reimbursement pursuant to Article III, be solely responsible for the payment of any employment-related taxes, insurance premiums, or employment benefits in respect of the performance of the Services by the Service Provider personnel under this Agreement.

                                   ARTICLE VI
                                 SUBCONTRACTORS

         The Service Provider may engage one or more subcontractors to perform all or any portion of its duties under this Agreement, provided that the Service Provider remains responsible for the performance of each such subcontractor in accordance with this Agreement, and the charges for the Services delegated to a subcontractor shall be the lesser of (a) the amount charged by the subcontractor or (b) the amount that would have been payable to the Service Provider under Article III above if the Service Provider had provided such Services.

                                   ARTICLE VII
                                  FORCE MAJEURE

         The Service Provider will be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. For the purposes of this Agreement, "Force Majeure" means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance, including, without limitation: any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or labor or material shortage or interruption; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war, or rebellion; or any action or restraint by court order or public or governmental authority or lawfully established civilian authorities.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Entire Agreement. This Agreement and the Schedule attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         8.2 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters, without regard to principles of conflicts of laws that would require the application of the law of another state.

         8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.4 Notices. Any notice, demand, offer, request, or other communication required or permitted to be given by either Party pursuant to the terms of this Agreement shall sent to the other Party's address set forth below, and will be deemed to be received: (i) when placed in the United States Mail, postage pre-paid, if mailed; or (ii) when actually received, if delivered by any other means:

   TXU Business Services Company             Atmos Energy Corporation
   1601 Bryan Street                         1800 Three Lincoln Centre
   42nd Floor                                5430 LBJ Freeway
   Dallas, Texas 75201                       Dallas, Texas 75240

         8.5 Assignability; Third-Party Beneficiaries. Neither Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party's prior written consent, which consent will not be unreasonably withheld; provided, however, either Party may transfer its interests, rights and obligations under this Agreement without consent to (i) any parent, (ii) any affiliate, (iii) any individual, bank, trustee, company or corporation as security for any note, notes, bonds or other obligations or securities of such assignor; or (iv) any party that acquires all or substantially all of the transferring Party's assets. Each Party shall cause the transferee of any assets necessary for the provision of any Services hereunder or of any documents or records to which either party may be entitled to access hereunder to be bound by the terms of this Agreement with respect thereto. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives and permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8.6 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.7 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         8.8 Amendment. No change or amendment will be made to this Agreement except by a written instrument signed on behalf of each of the Parties hereto.

         8.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

         IN WITNESS WHEREOF, the Parties have signed this Transitional Services Agreement effective as of the Execution Date.


                                         TXU Business Services Company


                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------


                                         Atmos Energy Corporation


                                         By:
                                             -----------------------------------
                                         Title:
                                                --------------------------------

                              Schedule 1: Services


o        Accounting/Controller

         This function provides basic accounting and financial services, including payroll, accounts payable, fixed asset accounting, financial information, financial reporting, and financial advisory services.

o        Administrative Services

         This function provides services, such as copier and print services; document storage, filing, and retrieval, particularly of property documents needed to support the acquisition, maintenance, and disposal of property; acquisition and management of land, minerals, and rights-of-way; maintenance, administration, and registration services for light and heavy vehicles used to install and maintain assets; and operation of service vehicles.

o        Corporate Services

         This function provides state, local, and federal tax services; retirement, thrift plan, and other employee benefit administration; risk management services; claims and legal administration services; and other similar services.

o        Environmental Services

         This function obtains and maintains all necessary environmental permits and maintains compliance with environmental permits, approvals, laws, and regulations.

o        Human Resources

         This function provides all services relating to staffing and placement, including employee hiring, compensation, development, and training.

o        Information Technology

         This function provides dependable communication within the system network through voice, data, and radio devices; timely access to financial and operating data through mainframe, server, and intranet infrastructure; training and deskside support for personal computer equipment and applications; business information solution consulting; and software application development and maintenance.

o        Procurement Services

         This function provides procurement management, purchasing, contracting, minority business development, and related services.

o        Regulatory Affairs

         This function provides services related to the management of rates and regulatory affairs, including rate and tariff proceedings, rulemakings, reporting, compliance with affiliate standards, and customer complaint resolution.

                                                                     EXHIBIT B-4

                          TRANSITIONAL ACCESS AGREEMENT

         THIS TRANSITIONAL ACCESS AGREEMENT is entered into as of _______________, 2004 (the "Execution Date"), by and between TXU Energy Retail Company LP, TXU Business Services Company LP, TXU Properties Company, and TXU Electric Delivery Company (collectively referred to herein as the "TXU Companies") and Atmos Energy Corporation ("Atmos Energy"). The aforementioned entities are referred to collectively as the "Parties" and individually as a "Party".

         WHEREAS, TXU Gas Company ("TXU Gas") and the TXU Companies have shared access to certain properties, facilities, software application and other items with each other; and

         WHEREAS, the Parties desire to provide each other with the same level of access to such properties, facilities, software application (to the extent contractually authorized under the underlying software agreements) and other items (the "Access") after the Execution Date.

         NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

                                    ARTICLE I
                                     ACCESS

         1.1 The Access. The TXU Companies shall provide or cause to be provided to Atmos Energy the Access to the same extent as was being provided by the TXU Companies to TXU Gas prior to the Execution Date. Atmos Energy shall provide or cause to be provided to the TXU Companies the Access to the same extent as was being provided by TXU Gas to the TXU Companies prior to the Execution Date. The Party providing or causing to be provided the Access hereunder shall be referred to herein as the "Access Provider" and the Party receiving such Access shall be referred to herein as the "Access Recipient."

         1.2 Impracticability. The Access Provider shall not be required to provide any Access to the extent it (a) becomes impracticable, in any material respect, as a result of a cause or causes outside the reasonable control of the Access Provider, (b) would require the Access Provider to violate any applicable laws, rules, or regulations, or (c) would result in the breach of any agreement or other applicable contract existing on the Execution Date.

         1.3 Information to be Furnished to Access Provider. The Access Recipient agrees to provide the Access Provider in a timely manner with information necessary for, or reasonably requested by, the Access Provider to provide the Access required to be provided by the Access Provider hereunder.

         1.4 Additional Resources. In providing the Access, the Access Provider shall not be obligated to (a) hire any additional employees, (b) maintain the employment of any specific employee, or (c) purchase, lease or license any additional equipment or materials.

                                   ARTICLE II
                              TERM AND TERMINATION

         2.1 Term. The Access shall commence on the date this Agreement is executed and continue for a period of one (1) year, and month to month thereafter until canceled by either Party with at least 30 days' prior written notice to the other Party. Provided, however, Access provided to Atmos Energy by the TXU Companies to any particular property, facility, software application or other item that is related to a service covered by a Transitional Services Agreement issued in connection with the transaction between Atmos Energy and TXU Gas shall cease at the same time the associated service is terminated. Notwithstanding anything to the contrary, this Agreement or the Access to any facility, property, software application or other item covered hereunder may be terminated by the mutual written consent of the Parties at any time.

                                   ARTICLE III
                      GENERAL OBLIGATIONS; STANDARD OF CARE

         3.1 Indemnification by the Access Recipient. With respect to the Access provided under this Agreement, the Access Recipient shall indemnify, defend, and hold harmless the Access Provider, as applicable, its officers, employees, agents, and consultants from and against any and all liabilities that arise out of, or result from, the provision of Access by the Access Provider, as applicable, in accordance with this Agreement, other than liabilities arising solely from the gross negligence or willful misconduct of the Access Provider, as applicable, or its agents or employees. Additionally, each Party will maintain policies of insurance with coverages, limits and deductibles that are reasonable and customary within the industry.

         3.2 Good Faith Cooperation. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Access.

         3.3 Confidentiality. It is understood that from time to time in the performance of this Agreement, that the Parties may receive, or have access to, confidential or proprietary information of the other Party. As such, each Party agrees to keep any such information confidential and not to disclose such confidential information to third parties. Notwithstanding the forgoing, each Party will have the right to make such disclosures, if any, to governmental agencies, courts of law and to its affiliates, attorneys, auditors and accountants, as may be reasonably necessary. In the event a Party is required to provide such confidential information in a proceeding before a governmental agency or court of law, then such Party will immediately notify the other Party, who may seek a protective order or confidentiality agreement, whichever is applicable, and the Party in possession of such confidential information will fully cooperate with the other Party in such efforts. In the event a Party discloses such confidential information to its affiliates, attorneys, auditors or accountants, then such Party will nevertheless continue to have the obligation to protect such confidential information of the other Party, and will remain liable for any failure to do so.

                                   ARTICLE IV
                                  FORCE MAJEURE

         The Access Provider will be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. For the purposes of this Agreement, "Force Majeure" means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance, including, without limitation: any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or labor or material shortage or interruption; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war, or rebellion; or any action or restraint by court order or public or governmental authority or lawfully established civilian authorities.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         5.2 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters, without regard to principles of conflicts of laws that would require the application of the law of another state.

         5.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.4 Notices. Any notice, demand, offer, request, or other communication required or permitted to be given by either Party pursuant to the terms of this Agreement shall sent to the other Party's address set forth below, and will be deemed to be received: (i) when placed in the United States Mail, postage pre-paid, if mailed; or (ii) when actually received, if delivered by any other means:

TXU Energy Retail Company LP                TXU Electric Delivery Company
1601 Bryan Street, 42nd Floor               1601 Bryan Street, 42nd Floor
Dallas, Texas 75201                         Dallas, Texas 75201

TXU Business Services Company LP            Atmos Energy Corporation
1601 Bryan Street, 42nd Floor               1800 Three Lincoln Centre
Dallas, Texas 75201                         5430 LBJ Freeway
                                            Dallas, Texas 75240

TXU Properties Company
1601 Bryan Street, 42nd Floor
Dallas, Texas 75201

         5.5 Assignability; Third-Party Beneficiaries. Neither Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party's prior written consent, which consent will not be unreasonably withheld; provided, however, either Party may transfer its interests, rights and obligations under this Agreement without consent to (i) any parent, (ii) any affiliate, (iii) any individual, bank, trustee, company or corporation as security for any note, notes, bonds or other obligations or securities of such assignor; or (iv) any party that acquires all or substantially all of the transferring Party's assets. Each Party shall cause the transferee of any assets necessary for the provision of any Services hereunder or of any documents or records to which either party may be entitled to access hereunder to be bound by the terms of this Agreement with respect thereto. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives and permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         5.6 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         5.7 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5.8 Amendment. No change or amendment will be made to this Agreement except by a written instrument signed on behalf of each of the Parties hereto.

         5.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

         IN WITNESS WHEREOF, the Parties have signed this Transitional Access Agreement effective as of the Execution Date.

                                   TXU Electric Delivery Company

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------


                                   TXU Energy Retail Company LP

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------


                                   TXU Business Services Company LP

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------



                                   TXU Properties Company

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------



                                   Atmos Energy Corporation

                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                                   EXHIBIT C-1

                           FORM OF LSG PARENT GUARANTY

                            ATMOS ENERGY CORPORATION


TXU Gas Company
1601 Bryan Street
Dallas, Texas 75201
ATTN: Treasurer


                                    GUARANTY

         WHEREAS, TXU GAS COMPANY, a Texas Corporation ("TXU Gas") and LSG Acquisition Corporation, a Texas Corporation ("LSG"), are parties to that certain Agreement and Plan of Merger dated as of June 17, 2004 (the "Agreement"); and

         WHEREAS, the execution and delivery of this Guaranty is required by the Agreement and the transactions contemplated by the Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Atmos Energy Corporation, a Texas and Virginia corporation (the "Guarantor") hereby irrevocably and unconditionally guarantees to TXU Gas, as primary obligor and not merely as surety, the full and prompt payment and performance of the Guaranteed Obligations (hereinafter defined) upon the following terms:

         1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The term "Guaranteed Obligations," as used herein, means (i) all obligations ("Obligations") of LSG to TXU Gas now existing or hereafter arising in connection with the Agreement, including, without limitation, any payment required to be paid by LSG pursuant to Section 10.02(b) of the Agreement, (ii) interest, if any, on such Obligations, and (iii) any and all expenses (including reasonable attorneys' fees) reasonably incurred by TXU Gas or TXU Corp., a Texas corporation ("TXU Parent") in enforcing TXU Gas' rights under this Guaranty.

         2. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of full and prompt payment and performance and not a guaranty of collection, and the Guarantor shall remain liable on its indebtedness, liabilities and obligations hereunder until the payment and performance in full of the Guaranteed Obligations. No set-off, counterclaim, recoupment, reduction or diminution of any indebtedness, liability or obligation, or any defense of any kind or nature which LSG or its Affiliates may have against TXU Gas, TXU Parent or any other party, shall, to the extent permitted by applicable law, be available to, or asserted by, the Guarantor against TXU Gas.

         3. The liability of the Guarantor under this Guaranty shall be unconditional irrespective of:

                  (a) any lack of enforceability of any Guaranteed Obligations or consummation of the transactions contemplated under the Agreement, including any defense based upon or arising by reason of any lack of authority of any officer, director or any other person acting or purporting to act on the behalf of LSG;

                  (b) any change of the time, manner or place of payment, or any other term, of any Obligations;

                  (c) any law, regulation or order of any jurisdiction affecting any term of any Obligations or TXU Gas' rights with respect thereto;

                  (d) the insolvency, receivership, reorganization or bankruptcy of LSG;

                  (e) the merger or consolidation of LSG with or into another entity (including, without limitation, the Guarantor, the loss of LSG's separate legal identity or the cessation of LSG's existence;

                  (f) any disability of LSG, or the dissolution, insolvency or bankruptcy of LSG, the Guarantor or any other party at any time liable for the payment of any or all of the Guaranteed Obligations;

                  (g) any renewal, extension, modification, waiver, amendment or rearrangement of any or all of the Guaranteed Obligations or any instrument, document or agreement evidencing, securing or otherwise relating to any or all of the Guaranteed Obligations;

                  (h) any adjustment, indulgence, forbearance, waiver or compromise that may be granted or given by TXU Gas, the Guarantor or any other party ever liable for any or all of the Guaranteed Obligations;

                  (i) any neglect, delay, omission, failure or refusal of TXU Gas to enforce such performance by LSG or to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing or otherwise relating to any or all of the Guaranteed Obligations;

                  (j) any payment by LSG to TXU Gas is held to constitute a preference or fraudulent transfer or conveyance under any applicable bankruptcy or insolvency law or if for any other reason LSG is required to refund any payment or pay the amount thereof to someone else;

                  (k) the settlement or compromise of any of the Guaranteed Obligations;

                  (l) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations;

                  (m) any change in the corporate or other entity existence, structure or ownership of LSG; or

                  (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, LSG or the Guarantor (other than a defense of payment or performance or a defense expressly provided in the Agreement).

This guarantee shall be effective or be reinstated, as the case may be, if at any time any payment or performance of the obligations under this Guaranty is rescinded or must otherwise be returned by TXU Gas upon the insolvency, bankruptcy or reorganization of LSG or Guarantor or otherwise.

Upon indefeasible payment or performance in full of the Guaranteed Obligations owing to TXU Gas, Guarantor shall be subrogated to the rights of TXU Gas against LSG, and TXU Gas agrees to take such steps as Guarantor may reasonably request to implement such subrogation. However, Guarantor may not exercise any right of subrogation until the Guaranteed Obligations are paid in full.

         4. No failure or delay on the part of TXU Gas to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by TXU Gas of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to TXU Gas or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by TXU Gas from time to time and at any time.

         5. All notices or other communications given or required to be given hereunder shall be in writing at the addresses below either by certified mail with return receipt requested, in person, or by overnight courier service, each of which shall be effective upon receipt.

         The Guarantor's address for notices is as follows:

                  Atmos Energy Corporation
                  Three Lincoln Centre, Suite 1800
                  Dallas, Texas 75240
                  ATTN: J. Patrick Reddy

         TXU Gas' address for notices is as follows:

                  TXU Gas Company
                  1601 Bryan Street
                  Dallas, Texas 75201
                  ATTN: Treasurer

         Guarantor and TXU Gas may change its address for notices by giving notice to the other party in accordance with the provisions stated above.

         6. Guarantor represents and warrants that:

                  (a) it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has full power and authority to carry on the business in which it is engaged and to execute, deliver and perform this Guaranty;

                  (b) it has the power and authority to execute, deliver and perform its Obligations under this Guaranty;

                  (c) the execution, delivery, and performance of this Guaranty have been and remain duly and validly authorized by all necessary corporate action and do not conflict or result in a violation or breach of the articles of incorporation or by-laws of Guarantor;

                  (d) this Guaranty and the Obligations constitute legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity);

                  (e) except as otherwise provided in the Agreement, none of the execution and delivery of this Guaranty or the Agreement by LSG, or the consummation of the transactions contemplated hereby or thereby will violate or conflict with, or result in the acceleration of rights, benefits or payments under:

                           (i) any provision of Guarantor's constituent
                  documents;

                           (ii) any statute, law, regulation or governmental
                  order to which Guarantor or the assets and properties of any thereof are bound or subject;

                           (iii) any commitment to which Guarantor is a party or
                  by which it or any of its properties may be bound or subject; and

                           (iv) any agreement, contract or commitment of
                  Guarantor to which it is a party or by which it or any of its properties may be bound or subject.

         7. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by TXU Gas.

         8. This Guaranty is for the benefit of TXU Gas and its successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, and the rights and benefits hereunder, may be transferred by TXU Gas. This Guaranty is binding not only on the Guarantor, but on the Guarantor's successors and assigns. The Guarantor may not assign its rights, interest or obligations hereunder to any other person without the prior written consent of TXU Gas, which consent shall not be unreasonably withheld or delayed, of TXU Gas, and any purported assignment absent such consent is void.

         9. The Guarantor recognizes that TXU Gas is relying upon this Guaranty and the undertakings of the Guarantor hereunder in agreeing to the terms of the Merger and further recognizes that the execution and delivery of this Guaranty is a material inducement to TXU Gas in entering into the Agreement. The Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty.

         10. The Guarantor shall pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by TXU Gas or TXU Parent in connection with the enforcement or collection of this Guaranty.

         11. The Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Obligations, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by LSG of additional obligations and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty.

         12. The Guarantor agrees that TXU Gas may exercise, or fail or refuse to exercise, any and all rights and remedies granted to any of them under the Agreement without affecting the validity or enforceability of this Guaranty. The Guarantor hereby waives the right to require TXU Gas to proceed against LSG on the Guaranteed Obligations.

         13. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE GUARANTOR AND TXU GAS WITH RESPECT TO THE GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERCEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDING, WHETHER WRITTEN OR

ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY THE GUARANTOR AND TXU GAS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN OR AMONG THE GUARANTOR AND TXU GAS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN OR AMONG (A) THE GUARANTOR AND (B) TXU GAS.

         14. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. VENUE FOR ANY ACTION ARISING FROM THIS AGREEMENT IS PROPER ONLY IF FILED IN DALLAS COUNTY, TEXAS. EACH PARTY SUBMITS TO THE JURISDICTION OF COURTS IN DALLAS COUNTY, TEXAS, WITHOUT WAIVING THE RIGHT TO REMOVE TO FEDERAL COURT IN DALLAS COUNTY IF REMOVAL IS OTHERWISE PROPER.

         IN WITNESS WHEREOF, the Guarantor has caused two duly authorized representatives to execute and deliver this Guaranty.



                                       GUARANTOR:

                                       Atmos Energy Corporation


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                                                     EXHIBIT C-2


                         FORM OF TXU GAS PARENT GUARANTY


Atmos Energy Corporation
LSG Acquisition Corporation
Three Lincoln Center, Suite 1800
Dallas, Texas 75240
ATTN: J. Patrick Reddy

                                    GUARANTY

         WHEREAS, TXU GAS COMPANY, a Texas Corporation ("TXU Gas") and LSG Acquisition Corporation ("LSG"), a Texas corporation, are parties to that certain Agreement and Plan of Merger dated as of June 17, 2004 (the "Agreement"); and

         WHEREAS, the execution and delivery of this Guaranty is required by the Agreement and the transactions contemplated by the Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TXU Corp., a Texas corporation (the "Guarantor") hereby irrevocably and unconditionally guarantees to LSG, as primary obligor and not merely as surety, the full and prompt payment of the Guaranteed Obligations (hereinafter defined) upon the following terms:

         1. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The term "Guaranteed Obligations," as used herein, means (i) all payment obligations ("Obligations") of TXU Gas to LSG now existing or hereafter arising in connection with the Agreement, including (without limitation) the indemnity obligations set forth in
Article IX of the Agreement, (ii) interest, if any, on such Guaranteed Obligations, and (iii) any and all expenses (including reasonable attorneys' fees) reasonably incurred by LSG or Atmos Energy Corporation, a Texas and Virginia corporation ("LSG Parent") in enforcing its rights under this Guaranty.

         2. The liability of the Guarantor under this Guaranty with respect to the aggregate principal amount of Guaranteed Obligations shall not exceed $1,925,000,000 (U.S. Dollars); provided, however, in no event shall Guaranteed Obligations relating to (i) TXU Gas Excluded Assets exceed $500,000,000 (U.S. Dollars) or; (ii) TXU Gas Retained Liabilities identified in Paragraphs (iv) and
(v) of the definition of TXU Gas Retained Liability set forth in the Agreement exceed $1,400,000,000 (U.S. Dollars). The term of this Guaranty shall be limited to a period of ten (10) years from the date hereof with respect to Guaranteed Obligations relating to TXU Gas Retained Liabilities. No notice, demand or claim hereunder may be made after the expiration of such period. Notices, demands or claims made hereunder prior to such expiration shall not release Guarantor from liability for such Guaranteed Obligations for which a notice, demand or claim has been made prior to expiration.

         3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of full and prompt payment and not a guaranty of collection, and the Guarantor shall remain liable on its indebtedness, liabilities and obligations hereunder until the payment in full of the Guaranteed Obligations. No set-off, counterclaim, recoupment, reduction or diminution of any indebtedness, liability or obligation, or any defense of any kind or nature which TXU Gas may have against LSG, LSP Parent or any other party, shall, to the extent permitted by applicable law, be available to, or asserted by, the Guarantor against LSG.

         4. The liability of the Guarantor under this Guaranty shall be unconditional irrespective of:

                  (a) any lack of enforceability of any Guaranteed Obligations, including any defense based upon or arising by reason of any lack of authority or any officer, director or any other person acting or purporting to act on behalf of TXU Gas;

                  (b) any change of the time, manner or place of payment, or any other term, of any Obligations;

                  (c) any law, regulation or order of any jurisdiction affecting any term of any Obligations or LSG's rights with respect thereto;

                  (d) the insolvency, receivership, reorganization or bankruptcy of TXU Gas;

                  (e) the merger or consolidation of TXU Gas with or into another entity (including, without limitation, the Guarantor), the loss of TXU Gas' separate legal identity or the cessation of TXU Gas' existence;

                  (f) any disability of TXU Gas, or the dissolution, insolvency or bankruptcy of TXU Gas, the Guarantor or any other party at any time liable for the payment of any or all of the Guaranteed Obligations;

                  (g) any renewal, extension, modification, waiver, amendment or rearrangement of any or all of the Guaranteed Obligations or any instrument, document or agreement evidencing, securing or otherwise relating to any or all of the Guaranteed Obligations;

                  (h) any adjustment, indulgence, forbearance, waiver or compromise that may be granted or given by LSG, the Guarantor or any other party ever liable for any or all of the Guaranteed Obligations;

                  (i) any neglect, delay, omission, failure or refusal of LSG to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing or otherwise relating to any or all of the Guaranteed Obligations;

                  (j) any payment by TXU Gas to LSG is held to constitute a preference or fraudulent transfer or conveyance under any applicable bankruptcy or insolvency law or if for any other reason TXU Gas is required to refund any payment or pay the amount thereof to someone else;

                  (k) the settlement or compromise of any of the Guaranteed Obligations;

                  (l) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations;

                  (m) any change in the corporate or other entity existence, structure or ownership of TXU Gas; or

                  (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, TXU Gas or the Guarantor (other than a defense of payment or a defense expressly provided in the Agreement).

This guarantee shall be effective or be reinstated, as the case may be, if at any time any payment or performance of the obligations under this Guaranty is rescinded or must otherwise be returned by LSG upon the insolvency, bankruptcy or reorganization of TXU Gas or Guarantor or otherwise.

Upon indefeasible payment in full of the Guaranteed Obligations owing to LSG, Guarantor shall be subrogated to the rights of LSG against TXU Gas, and LSG agrees to take such steps as Guarantor may reasonably request to implement such subrogation. However, Guarantor may not exercise any right of subrogation until the Guaranteed Obligations are paid in full.

         5. No failure or delay on the part of LSG to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by LSG of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to

LSG or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by LSG from time to time.

         6. All notices or other communications given or required to be given hereunder shall be in writing at the addresses below either by certified mail with return receipt requested, in person, or by overnight courier service, each of which shall be effective upon receipt.

         The Guarantor's address for notices is as follows:

                  TXU Corp.
                  1601 Bryan Street
                  Dallas, Texas 75201
                  ATTN: Treasurer

         LSG's address for notices is as follows:

                  Atmos Energy Corporation
                  Three Lincoln Centre, Suite 1800
                  Dallas, Texas 75240
                  ATTN: J. Patrick Reddy

Guarantor and LSG may change its address for notices by giving notice to the other party in accordance with the provisions stated above.

         7. Guarantor represents and warrants that:

                  (a) it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to carry on the business in which it is engaged and to execute, deliver and perform this Guaranty;

                  (b) it has the corporate power and authority to execute, deliver and perform its Obligations under this Guaranty;

                  (c) the execution, delivery, and performance of this Guaranty have been and remain duly and validly authorized by all necessary corporate action and do not conflict or result in a violation or breach of the articles of incorporation or by-laws of Guarantor;

                  (d) this Guaranty and the Obligations constitute legal, valid and binding obligations of Guarantor, enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity); and

                  (e) none of the execution and delivery of this Guaranty, or the consummation of the transaction contemplated hereby or thereby will violate or conflict with, or result in the acceleration of rights, benefits or payments under:

                  (i) any provision of the Guarantor's constituent documents;

                  (ii) any statute, law, regulation or governmental order to which Guarantor or the assets and properties of any thereof are bound or subject;

                  (iii) any commitment to which Guarantor is a party or by which it or any of its properties may be bound or subject; and

                  (iv) any agreement, contract or commitment of Guarantor to which it is a party or by which it or any of its properties may be bound or subject.

         8. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by LSG except as otherwise provided in the Agreement.

         9. This Guaranty is for the benefit of LSG and, from and after the time LSG merges into LSG Parent , LSG Parent and their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, and the rights and benefits hereunder may be transferred by TXU Gas. This Guaranty is binding not only on the Guarantor, but on the Guarantor's successors and assigns. The Guarantor may not assign its rights, interest or obligations hereunder to any other person without the prior written consent of LSG, which consent shall not be unreasonably withheld or delayed, and any purported assignment absent such consent is void.

         10. The Guarantor shall pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by LSG in connection with the enforcement or collection of this Guaranty.

         11. The Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Obligations, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by TXU Gas of additional obligations and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty.

         12. The Guarantor agrees that LSG may exercise, or fail or refuse to exercise, any and all rights and remedies granted to any of them under the Agreement without affecting the validity or enforceability of this Guaranty. The Guarantor hereby waives the right to require LSG to proceed against TXU Gas on the Guaranteed Obligations.

         13. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE GUARANTOR AND LSG WITH RESPECT TO THE GUARANTOR'S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERCEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDING, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY THE GUARANTOR AND LSG AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN OR AMONG THE GUARANTOR AND LSG, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN OR AMONG (A) THE GUARANTOR AND (B) LSG.

         14. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. VENUE FOR ANY ACTION ARISING FROM THIS AGREEMENT IS PROPER ONLY IF FILED IN DALLAS COUNTY, TEXAS. EACH PARTY SUBMITS TO THE JURISDICTION OF COURTS IN DALLAS COUNTY, TEXAS, WITHOUT WAIVING THE RIGHT TO REMOVE TO FEDERAL COURT IN DALLAS COUNTY IF REMOVAL IS OTHERWISE PROPER.

         IN WITNESS WHEREOF, the Guarantor has caused two duly authorized representatives to execute and deliver this Guaranty.


                                            GUARANTOR:


                                            TXU Corp.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------